CREDIT AGREEMENT

dated as of March 24, 2011


among

APOLLO SENIOR FLOATING RATE FUND INC.,
as Borrower,


WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Lender

and

WELLS FARGO SECURITIES, LLC,
as Administrative Agent



ARTICLE I	DEFINITIONS AND INTERPRETATION	1
Section 1.1.	Defined Terms	1
Section 1.2.	Use of Defined Terms	19
Section 1.3.	Interpretation	19
Section 1.4.	Accounting Matters	20
Section 1.5.	Collateral Documents	20
Section 1.6.	Conflict Between Credit Documents	20
ARTICLE II	COMMITMENT	21
Section 2.1.	Commitment	21
Section 2.2.	Fees	21
ARTICLE III	LOANS AND LENDER NOTES	21
Section 3.1.	Borrowing Procedure	21
Section 3.2.	Notes	22
Section 3.3.	Repayments and Prepayments	23
Section 3.4.	Interest	25
Section 3.5.	Increased Costs, etc	26
Section 3.6.	Taxes	28
Section 3.7.	Mitigation Obligations; Prepayment or Termination	31
Section 3.8.	Breakage Compensation	31
Section 3.9.	Method and Place of Payment	31
Section 3.10.	Financing Subsidiaries	32
ARTICLE IV	CONDITIONS TO CREDIT EXTENSIONS	32
Section 4.1.	Initial Loans	32
Section 4.2.	All Loans	35
ARTICLE V	REPRESENTATIONS AND WARRANTIES	36
Section 5.1.	Organization, Power, Authority, etc	36
Section 5.2.	Due Authorization, Non-Contravention, etc	37
Section 5.3.	Government Approval, Regulation, etc	37
Section 5.4.	Validity, etc	37
Section 5.5.	Financial Information	37
Section 5.6.	Accuracy of Reports and Other Information	38
Section 5.7.	Litigation, etc	38
Section 5.8.	Margin Stock; Regulations T, U and X	38
Section 5.9.	Pension and Welfare Plans	38
Section 5.10.	Subsidiaries	39
Section 5.11.	Taxes	39
Section 5.12.	Absence of Default	39
Section 5.13.	Ownership of Properties	39
Section 5.14.	Real Property	39
Section 5.15.	Asset Value Tests	39
Section 5.16.	Environmental Warranties	40
Section 5.17.	Borrower's Business	40
Section 5.18.	Collateral Documents	40
Section 5.19.	Investment Management Agreement	40
Section 5.20.	Use of Proceeds	41
Section 5.21.	Credit Documents	41
Section 5.22.	Offering in Compliance with Securities Laws	41
Section 5.23.	Investment Policies	41
Section 5.24.	Permission to Borrow	41
Section 5.25.	Restatement and Reaffirmation	41
ARTICLE VI	COVENANTS	42
Section 6.1.	Affirmative Covenants	42
Section 6.2.	Negative Covenants	49
ARTICLE VII	EVENTS OF DEFAULT	54
Section 7.1.	Events of Default	54
Section 7.2.	Action if Bankruptcy	57
Section 7.3.	Action if Other Event of Default	57
Section 7.4.	Notice of Default	58
ARTICLE VIII	THE ADMINISTRATIVE AGENT	58
Section 8.1.	Appointment	58
Section 8.2.	Nature of Duties	58
Section 8.3.	Lack of Reliance on the Administrative Agent	58
Section 8.4.	Certain Rights of the Administrative Agent	59
Section 8.5.	Reliance	59
Section 8.6.	The Administrative Agent in Its Individual Capacity	59
Section 8.7.	Holders of Notes or Loans	60
Section 8.8.	Resignation by the Administrative Agent	60
Section 8.9.	Consultation with Experts	60
ARTICLE IX	MISCELLANEOUS	61
Section 9.1.	Payment of Expenses, etc	61
Section 9.2.	Right of Setoff	62
Section 9.3.	Notices	62
Section 9.4.	Benefit of Agreement	62
Section 9.5.	No Waiver; Remedies Cumulative	63
Section 9.6.	Governing Law; Submission to Jurisdiction; Venue; Waiver of
Jury Trial	64
Section 9.7.	Counterparts	64
Section 9.8.	Effectiveness	65
Section 9.9.	Headings Descriptive	65
Section 9.10.	Amendment or Waiver	65
Section 9.11.	Survival	65
Section 9.12.	Confidentiality	65
Section 9.13.	Registers	66
Section 9.14.	Marshalling; Recapture	67
Section 9.15.	Non-Recourse Obligations	68
Section 9.16.	No Petition	69
Section 9.17.	Integration; Severability	69
Section 9.18.	Acknowledgment	69
Section 9.19.	Non-Confidentiality of Tax Treatment	69



EXHIBIT A
Form of Borrowing Request
EXHIBIT B
Form of Note
EXHIBIT C
Form of Assignment Agreement
EXHIBIT D
Form of Tax Certificate
EXHIBIT E
Form of Pledge Agreement
EXHIBIT F
Form of Compliance Certificate
EXHIBIT G
Form of Conversion Request
EXHIBIT H
Form of Notice of Reduction

SCHEDULE 1
Commitment Percentage
SCHEDULE 2
Lending Offices and Notice
Data
SCHEDULE 3
UCC-1 Filing Jurisdictions
SCHEDULE 4
Industry Classifications
SCHEDULE 5
Pricing Procedures



CREDIT AGREEMENT
      THIS CREDIT AGREEMENT, dated as of March 24, 2011 (as may be amended, restated, supplemented and/or otherwise modified from time to time, this "Agreement"), is entered into by and among APOLLO SENIOR FLOATING RATE FUND INC., a corporation formed under the laws of the State of Maryland (the "Borrower"), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender, and WELLS FARGO SECURITIES, LLC, as administrative agent for the Lender (in such capacity, the "Administrative Agent").
W I T N E S S E T H:
      WHEREAS, the Borrower is a recently organized corporation the investment objective of which is to seek current income and preservation of capital by investing primarily in senior, secured loans made to companies whose debt is rated below investment grade and investments with similar economic characteristics;
      WHEREAS, the Borrower desires to (i) obtain a Commitment from the Lender, pursuant to which Loans shall be made, subject to the terms and conditions set forth herein and (ii) issue Preferred Stock to the Lender, in a maximum aggregate principal amount not to exceed at any time the Total Maximum Commitment; and
      WHEREAS, the Lender is willing, on the terms and conditions hereinafter set forth, to extend such Commitment;
      NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:
ARTICLE I

DEFINITIONS AND INTERPRETATION
            Section 1.1.	Defined Terms.  Certain capitalized terms
used throughout this Agreement are defined above or in this
Section 1.1. As used in this Agreement and the exhibits and
schedules thereto (each of which is hereby incorporated herein and made a part hereof), the following terms shall have the
following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
            "Account" or "Accounts" has the meaning set forth in
the Custody Agreement.
            "Administrative Agent" means Wells Fargo Securities,
LLC, in its capacity as agent for the Lender under this
Agreement and under the other Credit Documents and any
successor thereto in such capacity.
            "Administrative Expenses" has the meaning set forth
in the Pledge Agreement.
            "Affiliate" means, when used with respect to a
Person, any other Person controlling, controlled by or under common control with such Person. For the purposes of this
definition, "control" means, when used with respect to any
specified Person, the power to vote 35% or more of the voting securities of such Person or to direct the management and
policies of such Person, directly or indirectly, whether
through the ownership of voting securities, by contract or
otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.  Notwithstanding the
foregoing, the Administrative Agent shall not be an
"Affiliate" of the Borrower for any purposes under this
Agreement.
            "Agreement" is defined in the preamble.
            "Applicable Law" means for any Person or matter, all
existing laws, rules, regulations (including temporary and
final income tax regulations), statutes, treaties, codes,
ordinances, permits, certificates, orders, licenses of and
interpretations by any Governmental Authority applicable to
such Person and applicable judgments, decrees, injunctions,
writs, awards or orders of any court, arbitrator or other
administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.
            "Applicable Margin" has the meaning assigned to such
term in the Fee Letter.
            "Approval" means each and every approval, consent,
filing and registration by or with any Federal, state or other Governmental Authority necessary to authorize or permit the consummation of the transactions contemplated by the
Transaction Documents, including the execution, delivery or
performance of this Agreement or any other Credit Document or for the validity or enforceability thereof.
            "Approved Brokers" has the meaning set forth on
Annex A to Schedule 5.
            "Approved Pricing Services" has the meaning set
forth on Annex A to Schedule 5.
            "Asset Value Tests" means, collectively, the Loan
Value Test and the Preferred Stock Value Test.
            "Assignment Agreement" has the meaning set forth in
Section 9.4(a).
            "Authorized Officer" means, with respect to the
Borrower, the Chief Executive Officer, the President, the
Secretary, the Chief Financial Officer, the Chief Legal
Officer, any portfolio manager named as such in the Prospectus or any replacement portfolio manager, or another Person whose signatures and incumbency shall have been certified by the
Borrower to the Lender pursuant to Section 4.1.1 or such other representatives or agents as are thereafter certified by the
Borrower in a similar manner from time to time and with
respect to the Investment Manager, those of the Investment
Manager's officers, managing members, members, representatives and agents whose signatures and incumbency shall have been
certified by the Investment Manager to the Lender pursuant to
Section 4.1.1 or such other representatives or agents as are thereafter certified by the Investment Manager in a similar
manner from time to time.
            "Base Rate" means, for any period, the higher of (a)
the Federal Funds Effective Rate for such period, plus 0.50%
per annum, and (b) the Prime Lending Rate for such period.
            "Borrower" is defined in the preamble.
            "Borrower Organization Agreement" means the charter,
including the articles supplementary setting forth the terms of the Preferred Stock, of the Borrower dated as of January 18,
2011, as the same may be amended, supplemented or otherwise
modified from time to time pursuant to the terms thereof and
Section 6.2.8.
            "Borrowing" means the Loans made by the Lender on
any Business Day.
            "Borrowing Request" means a loan request and
certificate duly executed by the Borrower substantially in the form of Exhibit A.
            "Business Day" means (i) for all purposes other than
as covered by clause (ii) below, any day except a Saturday,
Sunday or other day on which commercial banks are authorized or obligated by law, regulation or executive order to close in
Charlotte, North Carolina, Columbia, Maryland or New York City,
and (ii) with respect to all notices and determinations in
connection with, and payments of principal and interest on,
Loans, any day which is a Business Day described in clause (i)
and which is also a day on which dealings in U.S. dollar
deposits are carried on in the London interbank market.
            "Cash" means any immediately available funds in
Dollars including a demand deposit of Dollars immediately
available on the day in question in an account maintained by the Custodian and in respect of which all actions have been
taken under the Control Agreement and the Pledge Agreement to create and perfect in the Secured Parties Representative, for the benefit of the Secured Parties, a first-priority perfected security interest.
            "Cash Equivalents" has the meaning set forth in the
Pledge Agreement.
            "CERCLA" means the Comprehensive Environmental
Response, Compensation, and Liability Act of 1980, 42 U.S.C.
section 9601 et seq.
            "Closed-end Company" means a "Closed-end company" as
defined in Section 5(a)(2) of the Investment Company Act.
            "Closing Date" means March 24, 2011.
            "Code" means the Internal Revenue Code of 1986, as
amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and
any subsequent provisions of the Code, amendatory thereof,
supplemental thereto or substituted therefor.
            "Collateral" has the meaning set forth in the Pledge
Agreement.
            "Collateral Documents" means the Pledge Agreement,
the Custody Agreement, the Foreign Custody Agreement, the
Control Agreement and any other agreement, instrument or
document executed and delivered by or on behalf of the
Borrower in connection with the foregoing or pursuant to which a Lien is granted in accordance with the terms of the Pledge
Agreement as security for any of the Debt and other payment
obligations (including, without limitation, interest that
would accrue but for the filing of a petition initiating a
Proceeding, whether or not a claim for such interest is
allowed in the Proceeding) of the Borrower arising under or in respect of this Agreement, the Loans or the Note, whether
outstanding on the Closing Date or thereafter created or
incurred.
            "Collection Period" means, (i) as to the initial
Payment Date, the period beginning on the Closing Date and
ending on, and including, the Determination Date immediately preceding such Payment Date and (ii) as to any subsequent
Payment Date, the period beginning on the first day after the most recently ended Collection Period and ending on, and
including, the Determination Date immediately preceding such
Payment Date, or, with respect to the final Collection Period, the Commitment Termination Date.
            "Commitment" is defined in Section 2.1.1.
            "Commitment Fee" has the meaning assigned to such
term in the Fee Letter.
            "Commitment Percentage" is defined in Section 9.4(b). "Commitment Termination Date" means the earliest to occur of (a) the Scheduled Commitment Termination Date, (b)
the date of any voluntary prepayment in whole of the
outstanding principal amount of the Loans in accordance with
Section 3.3 and (c) the date of occurrence of any Commitment
Termination Event.
            "Commitment Termination Event" means the earlier of
(a) automatically and without notice or further action, the
occurrence of any Event of Default described in Section 7.1.8 with respect to the Borrower or (b) the occurrence of any
other Event of Default under this Agreement and the
declaration of the Loans to be due and payable pursuant to
Section 7.3.
            "Common Stock" means the common stock (or other form
of common equity) issued by the Borrower pursuant to the
Borrower Organization Agreement.
            "Common Stockholder" means, at any date, with
respect to any outstanding Common Stock, the record holder of such Common Stock as reflected in the register held by the
Borrower.
            "Company Equity" means, at any date, the equity of
the Borrower represented by the Common Stock (determined in
accordance with GAAP as of such date).
            "Contractual Obligation" means, relative to any
Person, any provision of any security issued by such Person or of any instrument, agreement or undertaking to which such
Person is a party or by which it or any of its property is
bound.
            "Control Agreement" means the control agreement
dated as of the Closing Date among the Borrower, the Custodian and the Secured Parties Representative, as the same may be
amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.
            "Conversion Request" means a request to convert
LIBOR and certificate duly executed by the Borrower
substantially in the form of Exhibit G.
            "Credit Documents" means this Agreement, the Note,
the Collateral Documents, the Fee Letter, each Borrowing
Request and any other agreement, instrument or document
executed and delivered by or on behalf of the Borrower in
connection with the foregoing.
            "Custodial Account" means the Account as set forth
in the Control Agreement.
            "Custodian" means The Bank of New York Mellon,
acting in its capacity as Custodian under the Custody
Agreement and any successor thereto in such capacity.
            "Custody Agreement" means the amended and restated
custody agreement dated as of March 24, 2011 between the
Borrower and the Custodian, as the same may be amended,
modified or supplemented from time to time pursuant to the
terms hereof and thereof.
            "Customary Permitted Liens" means (a) Liens imposed
by any Governmental Authority for taxes, assessments or
charges or levies not yet due or not yet subject to penalties for non-payment or the validity, applicability or amount of
which is being contested in good faith by appropriate
proceedings and for which adequate reserves with respect
thereto are maintained on the books of the Borrower in
accordance with GAAP; (b) Liens imposed by law, such as
materialmen's, mechanics', carriers', workmens', storage and repairmen's Liens and other similar Liens arising in the
ordinary course of business and securing obligations (other
than Debt for borrowed money) not overdue for more than 60
days and the validity, applicability or amount of which is
being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been established by the Borrower; (c) Liens incurred or
pledges or deposits made to secure obligations incurred in the ordinary course of business under workers' compensation laws, unemployment insurance or other similar social security
legislation (other than in respect of employee benefit plans subject to ERISA) or to secure public or statutory obligations;
and (d) Liens securing the performance of, or payment in
respect of, insurance premiums, deductibles or co-insured
amounts, surety, stay and appeal bonds and other obligations of a similar nature incurred in the ordinary course of
business; and (e) customary rights of setoff and liens upon (i)
deposits of cash in favor of banks or other depository
institutions in which such cash is maintained in the ordinary course of business, (ii) cash and financial assets held in
securities accounts in favor of banks and other financial
institutions with which such accounts are maintained in the
ordinary course of business and (iii) assets held by a
custodian in favor of such custodian in the ordinary course of business securing payment of fees, indemnities and other
similar obligations.
            "Daily LIBOR" means, for any day during each
Collection Period, with respect to any Loan (or portion
thereof) other than a Fixed LIBOR Loan (a) the rate per annum appearing on the Reuters Screen LIBOR01 Page (or any successor or substitute page) as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m., London time, for such day, provided, if such day is not a Business Day, the immediately preceding Business Day, for a three-month maturity;
and (b) if no rate specified in clause (a) of this definition so appears on the Reuters Screen LIBOR01 Page (or any
successor or substitute page), the interest rate per annum at which dollar deposits of $5,000,000 and for a three-month
maturity are offered by the principal London office of WFBNA in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, for such day.
            "Daily LIBOR Loan" means a Loan to which the Daily
LIBOR is applicable.
            "Debt" of any Person means, at any date, without
duplication: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all
obligations of such Person to pay the deferred purchase price of property or services, except current accounts payable
(including current payables in connection with the purchase of a loan or other Fund Investment) arising in the ordinary
course of business; (iv) all obligations of such Person as
lessee under capital leases; (v) all non-contingent
obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of
credit, banker's acceptance or similar instrument; (vi) all
Debt of others secured by (or for which the holder of such
indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person, even
though such Person has not assumed or otherwise become liable for the payment thereof; and (vii) all Debt of others
Guaranteed by such Person. "Debt" shall not include (x) any
deferred compensation of the Borrower's officers, directors, employees or managers and (y) any obligations or liabilities of the Borrower relating to settlement and clearance
procedures in connection with sales of Fund Investments in the ordinary course of business.
            "Default" means any condition or event (i) which
constitutes an Event of Default or (ii) which with the giving of notice or lapse of time or both would, unless cured or
waived in accordance with the provisions of this Agreement,
become an Event of Default.
            "Designation Date" is defined in Section 3.4.1(d). "Determination Date" means the last Business Day of each calendar month.
            "Dodd-Frank Act" means the Dodd-Frank Wall Street
Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173),
as amended.
            "Dollar" or "$" means dollars in lawful currency of
the United States of America.
            "Effective Date" means earlier to occur of (i) June
24, 2011 and (ii) the date on which the Borrower notifies the Administrative Agent that Loans have been borrowed and
Preferred Stock issued in an amount equal to the Total Maximum
Commitment.
            "Environmental Claim" means any and all
administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or
violation, administrative investigations or proceedings
relating in any way to any Environmental Law or any permit
issued, or any approval given, under any such Environmental
Law (hereafter, "Claims"), including (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or
damages pursuant to any applicable Environmental Law and (b)
any and all Claims by any third party seeking damages,
contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment.
            "Environmental Law" means any applicable Federal,
state, foreign or local statute, law, rule, regulation,
ordinance, code, rule of common law or written and binding
policy or guide, now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order,
consent decree or judgment, relating to the environment,
health, safety or Hazardous Materials, including CERCLA; RCRA;
the Federal Water Pollution Control Act, as amended, 33 U.S.C.
section 1251 et seq.; the Toxic Substances Control Act, 15
U.S.C. section 7401 et seq.; the Clean Air Act, 42 U.S.C.
section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C.
section 3808 et seq.; the Oil Pollution Act of 1990, 33 U.S.C.
section 2701 et seq.; and any applicable state and local or
foreign counterparts or equivalents.
            "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended, and any successor statute
from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.
            "ERISA Affiliate" means each person (as defined in
Section 3(9) of ERISA) which together with the Borrower would be deemed to be a "single employer" within the meaning of
Section 414 of the Code.
            "Event of Default" is defined in Section 7.1.
            "Excess Date" is defined in Section 3.3(c).
            "Exchange Act" means the United States Securities
Exchange Act of 1934, as amended, and any successor statute
thereto.
            "Excluded Taxes" is defined in Section 3.6(a).
            "Federal Funds Effective Rate" means, for any period,
a fluctuating interest per annum rate equal, for each day
during such period, to the weighted average of the overnight federal funds rates as in Federal Reserve Board Statistical
Release H.15(519) or any successor or substitute publication selected by the Administrative Agent (or, if such day is not a
Business Day, for the preceding Business Day), or, if for any reason such rate is not available on any day, the rate
determined, in the sole discretion of the Administrative Agent, to be the rate at which overnight federal funds are being
offered in the national federal funds market at 9:00 a.m. on such day.
            "Fee Letter" means the fee letter dated as of the
Closing Date from the Borrower to the Administrative Agent and the Lender.
            "Financial Statements" means, with respect to the
Borrower, the Borrower's semi-annual or annual report to its stockholders, as applicable, prepared pursuant to Form N-2
under the Investment Company Act and all regulatory
requirements (including a schedule setting forth all
investments of the Borrower and the Market Value of each such investment regardless of whether such investments are then
required under GAAP to be set forth).
            "Financing Subsidiary" means a direct or indirect
wholly owned Subsidiary of the Borrower to which the Borrower, subject to Section 3.10, sells, conveys or otherwise transfers
(whether directly or indirectly) Fund Investments, which
engages in no material activities other than in connection
with the purchase or financing of such Fund Investments and
which is designated by the Borrower (as provided in Section
3.10) as a Financing Subsidiary and which meets the following criteria:
                  (a)	no portion of the Debt or any other
obligations (contingent or otherwise) of which (i) is
Guaranteed by the Borrower (other than Guarantees in respect of Standard Securitization Undertakings), (ii) is recourse to or obligates the Borrower in any way other than pursuant to
Standard Securitization Undertakings or (iii) subjects any
property of the Borrower, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or any Guarantees
thereof;
                  (b)	with which the Borrower has no material
contract, agreement, arrangement or understanding other than on terms no less favorable to the Borrower than those that
might be obtained at the time from Persons that are not
Affiliates of the Borrower, other than fees payable in the
ordinary course of business in connection with servicing
receivables; and
                  (c)	to which the Borrower has no obligation to
maintain or preserve such entity's financial condition or
cause such entity to achieve certain levels of operating
results.
            "Fixed LIBOR " means, for any day during each Fixed
Period, with respect to any Fixed LIBOR Loan (a) the rate per annum appearing on Reuters Screen LIBOR01 Page (or any
successor or substitute page) as the London interbank offered rate for deposits in dollars for a period equal to such Fixed
Period at approximately 11:00 a.m., London time, two (2)
Business Days prior to the beginning of such Fixed Period; and
(b) if the rate specified in clause (a) of this definition
does not so appear on Reuters Screen LIBOR01 Page (or any
successor or substitute page), the interest rate per annum at which dollar deposits of $5,000,000 and for such Fixed Period are offered by the principal London office of WFBNA in
immediately available funds in the London interbank market at approximately 11:00 a.m., London time, for such day.
            "Fixed LIBOR Loan" means a Loan to which the Fixed
LIBOR is applicable.
            "Fixed Period" with respect to any Fixed LIBOR Loan
means (a) initially, the period commencing on the date of such
Borrowing or conversion date, as the case may be, and ending on the Determination Date immediately preceding the first
Payment Date for such Fixed LIBOR Loan; and (b) thereafter,
each period commencing on the last day of the immediately
preceding Fixed Period applicable to such Loan and ending
three months thereafter, in accordance with Section 3.4.2;
provided that all of the foregoing provisions relating to
Fixed Periods are subject to the following:
                  (a)	if any Fixed Period would otherwise end on
a day that is not a Business Day, such Fixed Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Fixed Period into
another calendar month in which event such Fixed Period shall end on the immediately preceding Business Day;
                  (b)	a Fixed Period may not extend beyond the
Commitment Termination Date; and
                  (c)	any Fixed Period that begins on the last
Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Fixed Period) shall end on the last Business
Day of a calendar month.
            "Foreign Custody Agreement" means the amended and
restated foreign custody manager agreement dated as of March
24, 2011 between the Borrower and the Custodian, as the same may be amended, modified or supplemented from time to time
pursuant to the terms thereof.
            "FRS Board" means the Board of Governors of the
Federal Reserve System and, as applicable, the staff thereof.
            "Fund Asset Value" means, as of any date of
determination, the sum of the aggregate Market Values of the
Fund Investments.
            "Fund Investment" means all Cash, Cash Equivalents,
common and preferred stock, partnership units and
participations, member interests in limited liability
companies, notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness,
including debt instruments of public and private issuers and bank loans and interests therein (including assignments of and participations in term loans, revolving loans, delayed draw loans, letters of credit and synthetic letters of credit),
tax-exempt securities (including, without limitation, warrants, rights, put and call options and other options and rights
relating thereto, or any combination thereof), structured
products (including senior or subordinated interests in
collateralized loan obligations and collateralized debt
obligations), asset-backed securities, repurchase agreements, futures contracts, options on futures contracts, options on
swaps, forward contracts or other derivatives or financial
instruments (including but not limited to credit linked notes, commodity-linked notes, total return swaps, credit default swaps and other Hedging and Short Sale Transactions, indexed and inverse floating rate securities, convertible instruments and preferred stock), other property or interests commonly
regarded as securities or any form of interest or
Participation Interest therein owned by the Borrower and any other asset or investment owned by the Borrower and permitted to be owned by the Borrower in accordance with the terms of
the Prospectus or any of the Borrower's reports to
shareholders (including any security or other asset received by the Borrower in exchange for another Fund Investment). Fund
Investments which the Borrower has contracted to purchase
shall be deemed for purposes of this Agreement to be owned by the Borrower as of the trade date of such purchase and Fund
Investments which the Borrower has contracted to sell shall
cease to be Fund Investments for purposes of this Agreement as of the trade date of such sale.
            "GAAP" means generally accepted accounting
principles in effect from time to time in the United States of
America.
            "Governmental Authority" means, with respect to any
Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or
arbitrator having jurisdiction over such Person.
            "Guarantee" by any Person means any obligation,
contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any
obligation, direct or indirect, contingent or otherwise, of
such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation
(whether arising by virtue of partnership arrangements, by
agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial
statement conditions or otherwise) or (ii) entered into for
the purpose of assuring in any other manner the obligee of
such Debt or other obligation of the payment thereof or to
protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not
include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.
            "Hazardous Materials" means (a) any petroleum or
petroleum products, radioactive materials, asbestos in any
form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contained,
electric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances
defined as or included in the definition of "hazardous
substances," "hazardous waste," "hazardous materials,"
"extremely hazardous waste," "restricted hazardous waste,"
"toxic substances," "toxic pollutants," "contaminants," or
"pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or
regulated by any Environmental Law.
            "Hedging and Short Sale Transactions" means (a) all
Swap Transactions, (b) all transactions under which the
Borrower borrows a bank loan or a security and sells or
otherwise disposes of such or any substantially similar bank loan or security prior to the date on which the same must be returned to the lender thereof (and commonly known as a "short sale"); (c) all Securities Lending Transactions involving U.S.
government securities incurred as Interest Rate Hedging
Transactions; (d) any obligation to enter into the foregoing;
and (e) any combination of any of the foregoing.
            "Holder" means, at any date, with respect to any
outstanding Note or Loan, the Lender registered with the
Administrative Agent on the Register as the record owner of
such Note (or the Loans and Obligations represented by such
Note) or Loan.
            "Illiquid Asset" means any Fund Investment that (i)
does not have an observable quote from any Approved Pricing
Service or any Approved Broker or (ii) cannot be sold or
disposed of in the ordinary course of business within seven
calendar days at approximately the value ascribed to it by the
Borrower.
            "Incur," "Incurred" and "Incurrence" have the
meaning set forth in Section 6.2.2 of this Agreement.
            "Independent Public Accountant" means Deloitte &
Touche LLP or any other of the four largest independent public accounting firms in the United States as of the Closing Date or any independent public accounting firm reasonably
satisfactory to the Administrative Agent.
            "Industry" means any industry class set forth on
Schedule 4 hereto, as such Schedule 4 may be amended and
supplemented from time to time in accordance with this
Agreement.
            "Interest Rate Hedging Transaction" means (a) any
Swap Transaction entered into by the Borrower in order to
effectively convert a fixed or floating rate of interest
payable on all or a portion of any Debt or other obligation of the Borrower or on any Fund Investment or to hedge or mitigate a risk arising in the ordinary course of the Borrower's
investment management business related to potential changes in interest rates, or (b) any short sale of U.S. government
securities by the Borrower in order to hedge or mitigate  a
risk arising in the ordinary course of the Borrower's
investment management business related to potential changes in interest rates.
            "Investment Company Act" means the United States
Investment Company Act of 1940, as amended.
            "Investment Management Agreement" means the
investment advisory and management agreement dated as of
February 28, 2011 between the Borrower and the Investment
Manager relating to the management of the investment portfolio of the Borrower, as may be amended, supplemented or otherwise modified from time to time pursuant to the terms thereof.
            "Investment Manager" means Apollo Credit Management,
LLC, in its capacity as investment manager under the
Investment Management Agreement, unless terminated in
accordance with the Investment Company Act. In the event of
any such termination or otherwise "Investment Manager" shall mean a replacement investment manager only if such replacement investment manager shall have become investment manager
pursuant to the Investment Company Act.
            "Investment Policies" means the provisions of the
Prospectus dealing with the Borrower's policies and objectives for, and restrictions on, investing by the Borrower as such
policies, objectives and restrictions may be amended,
supplemented or otherwise modified from time to time in
accordance with Applicable Law.
            "IRS" means the Internal Revenue Service and any
Governmental Authority succeeding to any of its principal
functions under the Code.
            "Lender" means (i) WFBNA and (ii) each Person which
becomes an assignee pursuant to Section 9.4(a) and their
respective successors.
            "Lending Party" is defined in Section 3.6.
            "LIBOR" means, with respect to Daily LIBOR Loans,
the Daily LIBOR and with respect to Fixed LIBOR Loans, the
Fixed LIBOR.
            "Lien" means, with respect to any asset, any
mortgage, pledge, hypothecation, assignment, deposit
arrangement, encumbrance, lien (statutory or other), or
preference, priority or other security agreement or
preferential arrangement of any kind or nature whatsoever
(including, without limitation, any conditional sale or other title retention agreement relating to such asset).
            "Liquidation Preference" has the meaning set forth
in the Borrower Organization Agreement.
            "Loan" is defined in Section 2.1.1.
            "Loan Value Test" means a test that is satisfied as
of any date of determination if the ratio of (i) the Value of the total assets of the Borrower, less all liabilities and
indebtedness not represented by senior securities to (ii) the aggregate amount of senior securities representing
indebtedness of the Borrower is equal to or more than 300%;
provided that prior to entering into any transaction permitted by Section 6.2.2(iii) and (v), the Loan Value Test shall be
calculated so that for this purpose "liabilities" shall
include the amount by which the value of Collateral pledged or posted to secure transactions permitted under Section
6.2.2(iii) and (v) exceeds the amount of indebtedness incurred pursuant to such transactions, and if the inclusion of such
excess results in the ratio of the Loan Value Test being less than or equal to 250%, the Borrower shall be prohibited from entering into such transaction; provided, further, that for
this purpose "senior securities representing indebtedness"
shall mean the Loans made hereunder.
            "Margin Stock" means "margin stock" as defined in
Regulation U of the FRS Board, as amended from time to time.
            "Market Value" means, as of any day of determination
(i) in respect of Cash, the amount of such Cash, and (ii) in respect of any other Fund Investment, the Value of such Fund
Investment computed in the manner as such Value is required to be computed by the Borrower in accordance with the Pricing
Procedures and Applicable Law, including without limitation
the Investment Company Act.
            "Material Adverse Effect" means, relative to any
occurrence of whatever nature (including any adverse
determination in any litigation, arbitration, or governmental investigation or proceeding), a materially adverse effect on:
                  (a)	the financial condition or operations of
the Borrower (other than as a result of any change in general market conditions, but only if such change shall not have
affected the Borrower in a materially disproportionate manner as compared to other registered funds with an investment
strategy similar to the Borrower's);
                  (b)	the ability of the Borrower to timely and
fully perform any of its payment or other material obligations under this Agreement or any other Credit Document to which it is a party or under the Borrower Organization Agreement or the
Preferred Stock; or
                  (c)	the perfected security interest of the
Secured Parties Representative in the Collateral, for the
benefit of the Secured Parties.
            "Monthly Report" is defined in Section 6.1.2(f).
            "Moody's" means Moody's Investors Service, Inc. or
any successor thereto.
            "Non-Call Period" means the period from the Closing
Date to but excluding March 24, 2014.
            "Note" is defined in Section 3.2.
            "Notice of Reduction" means a request to prepay
Loans and certificate duly executed by the Borrower
substantially in the form of Exhibit H.
            "Obligations" means all obligations and liabilities
of the Borrower to the Administrative Agent or the Lender,
howsoever created, arising or evidenced, whether direct or
indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this
Agreement, the Loans, the Note or any other Credit Document.
            "Obligor" means, with respect to any Fund Investment,
any Person or Persons obligated to make payments pursuant to or with respect to such Fund Investment, including any
guarantor thereof, but excluding, in each case, any such
Person that is an obligor or guarantor that is in addition to the primary obligors or guarantors with respect to the assets, cash flows or credit on which the related Fund Investment is principally underwritten.
            "Organic Documents" of any Person means its
certificate of incorporation, limited partnership or formation, bylaws, limited partnership agreement, limited liability
company agreement, operating agreement, memorandum and
articles of association, charter and by-laws or similar
constitutive documents and includes all agreements, voting
trusts and similar arrangements with or among the holders of such Person's capital stock or other equity.
            "Participant Register" is defined in Section 9.13(b). "Participation Interest" means any participation interest in a loan that, at the time of acquisition or the
Borrower's commitment to acquire the same, is represented by a contractual obligation of a Selling Institution that has at
the time of such acquisition or the Borrower's commitment to acquire the same at least a short-term rating of "A-1" (or if no short-term rating exists, a long-term rating of "A+") by
S&P.
            "Payment Date" means quarterly on the 15th day of
each January, April, July and October or, if any such day is not a Business Day, the next succeeding day that is a Business
Day, commencing on July 15, 2011.
            "Payment Office" means the office of the
Administrative Agent located at One Wells Fargo Center, 301
South College Street, Mail Code: D1053-082, Charlotte, North
Carolina 28288, Attention: Kevin Sunday, or such other office as the Administrative Agent may designate to the Borrower and the Lender from time to time.
            "Pension Plan" means a "pension plan," as such term
is defined in Section 3(2) of ERISA.
            "Permitted Liens" is defined in Section 6.2.3.
            "Person" means an individual, a corporation, a
partnership, a limited liability company, an association, a
trust or any other entity or organization, including a
government or political subdivision or any agency or
instrumentality thereof.
            "Plan Assets" means such term within the meaning of
the Department of Labor Regulation 29 CFR section 2510.3-101 and Section 3(42) of ERISA, each as amended, and the advisory opinions and rulings issued thereunder.
            "Pledge Agreement" means the Pledge Agreement dated
as of the Closing Date, among the Borrower, the Administrative
Agent and the Secured Parties Representative, as the same may be amended, modified or supplemented from time to time
pursuant to the terms hereof and thereof.
            "Portfolio Limitation" means limitations satisfied
on any date of determination from and after the Effective Date if, in the aggregate, the Collateral owned (or in relation to a proposed purchase of a Fund Investment, proposed to be owned)
by the Borrower complies with all of the requirements set
forth below (or in relation to a proposed purchase after the
Effective Date, if not in compliance, the relevant
requirements are maintained or improved after giving effect to the purchase):
                  (i)	not less than 85.0% of the Fund Asset
Value may consist of Cash, Cash Equivalents, Senior
Secured Loans and Senior Secured Bonds;
                  (ii)	not less than 80.0% of the Fund Asset
Value may consist of Cash, Cash Equivalents and Senior
Secured Loans;
                  (iii)	not more than 2.0% of the Fund Asset
Value may consist of Fund Investments (other than Cash
and Cash Equivalents) issued by a single Obligor and its
Affiliates except that, without duplication, Fund
Investments (other than Cash and Cash Equivalents) issued
by up to four Obligors and their respective Affiliates
may each constitute up to 4.0% of the Fund Asset Value;
                  (iv)	not more than 15.0% of the Fund Asset
Value may consist of Fund Investments (other than Cash
and any swap exposure) with an S&P Rating of "CCC+" or
lower or that are not rated;
                  (v)	not more than 15.0% of the Fund Asset
Value may consist of Illiquid Assets;
                  (vi)	not more than 12.0% of the Fund Asset
Value may consist of Fund Investments that are issued by
Obligors that belong to any single Industry, except that
(x) the largest Industry may represent up to 20.0% of the
Fund Asset Value; and (y) the second-largest Industry may
represent up to 15.0% of the Fund Asset Value;
                  (vii)	not more than 10.0% of the Fund Asset
Value may consist of Participation Interests; and
                  (viii)	not more than 15.0% of the Fund Asset
Value may consist of Fund Investments issued by Obligors
domiciled outside of the United States (excluding (i) any
Obligor of a structured finance obligation that is
domiciled in the Cayman Islands and (ii) any Obligor for
which all or substantially all of the operations are
located in, or with respect to which all or substantially
all of its revenue is derived from, in each case directly
or through subsidiaries, the United States).
            "Preferred Stock" means any preferred stock (or
other form of preferred equity) issued by the Borrower
pursuant to the Borrower Organization Agreement.
            "Preferred Stock Value Test" means a test that is
satisfied as of any date of determination if the ratio of (i)
the Value of the total assets of the Borrower, less all
liabilities and indebtedness not represented by senior
securities to (ii) the aggregate amount of senior securities representing indebtedness of the Borrower plus the aggregate of the involuntary liquidation preference of such class of
senior security which is a stock is equal to or more than 200%;
provided that the "involuntary liquidation preference" of a
class of senior security which is a stock shall be deemed to mean the amount to which such class of senior security would be entitled on involuntary liquidation of the Borrower in
preference to a security junior to it; provided, further, that prior to entering into any transaction permitted by Section
6.2.2(iii) and (v), the Preferred Stock Value Test shall be
calculated so that for this purpose "liabilities" shall
include the amount by which the value of Collateral pledged or posted to secure transactions permitted under Section
6.2.2(iii) and (v) exceeds the amount of indebtedness incurred pursuant to such transactions, and if the inclusion of such
excess results in the ratio of the Preferred Stock Value Test being less than or equal to 175%, the Borrower shall be
prohibited from entering into such transaction; provided,
further, that for this purpose "senior securities representing indebtedness" shall mean the Loans made hereunder.
            "Preferred Stockholder" means, at any date, with
respect to any outstanding Preferred Stock, the record holder of such Preferred Stock as reflected in the register of the
Borrower.
            "Pricing Procedures" means the Borrower's pricing
procedures set forth on Schedule 5 hereto, as such pricing
procedures may be amended, restated, supplemented or otherwise modified by the board of directors of the Borrower from time to time in accordance with Applicable Law.
            "Prime Lending Rate" means the rate which WFBNA
announces from time to time as its prime lending rate, the
Prime Lending Rate to change when and as such prime lending
rate changes. The Prime Lending Rate is not intended to be the lowest rate of interest charged by WFBNA or any other
specified financial institution in connection with extensions of credit to debtors.
            "Proceeding" means the making of a trust, mortgage
or assignment for the benefit of creditors; the voluntary or involuntary dissolution, winding up, total or partial
liquidation, reorganization, bankruptcy, insolvency,
receivership or marshalling of assets or liabilities of the
Borrower; or any other statutory, common law or contractual
proceeding or arrangement for the postponement or adjustment of all or a substantial part of the liabilities of the
Borrower.
            "Proceeds" means all "proceeds" as such term is
defined in Section 9-102(a)(64) of the UCC and, in any event, shall include without limitation, all interest, dividends or other earnings, income or distributions from or in respect of, or investments or reinvestments of, the Cash and Cash
Equivalents from time to time on deposit in the Custodial
Account and the Pledged Investments (as defined in the Pledge
Agreement) and all other proceeds of Collateral (whether the same arise or are acquired before or after the commencement of a Proceeding in which the Borrower is a debtor).
            "Prospectus" means the Borrower's prospectus
relating to the Common Stock, dated February 23, 2011 (and all amendments, restatements, supplements or other modifications thereto) and filed with the Securities and Exchange Commission as part of the Borrower's Registration Statement, and shall
include, without limitation, the related statement of
additional information of the Borrower included in the
Registration Statement.
            "RCRA" means the Resource Conservation and Recovery
Act, as amended, 42 U.S.C. section 6901 et seq.
            "Register" is defined in Section 9.13(a).
            "Registration Statement" means the registration
statement on Form N-2 relating to the issuance of the Common
Stock, as amended (or any successor form issued by the
Securities and Exchange Commission), as filed with the
Securities and Exchange Commission under the Securities Act
and the Investment Company Act, as such registration statement may be amended, restated, supplemented or otherwise modified from time to time.
            "Regulation D" means, unless otherwise indicated,
Regulation D of the FRS Board as from time to time in effect and any successor to all or a portion thereof establishing
reserve requirements.
            "Related Contract" has the meaning set forth in the
Pledge Agreement.
            "Reporting Date" means the date that is fifth
Business Day of each calendar month, commencing in April 2011.
            "Required Interest Payment Amount" means, for any
Designation Date, the sum of interest accrued and unpaid
pursuant to Section 3.4 prior to and including the Designation
Date, payable to the Lender on the Payment Date following the related Collection Period.
            "Required Lenders" is defined  in Section 9.10(a).
            "Restricted Payment" means:
                  (a)	any payment or other distribution
(including, without limitation, dividends) to any Common
Stockholder of the Borrower in respect of its Common Stock;
                  (b)	any payment or other distribution on
account of the purchase, redemption, defeasance, retirement or acquisition of any Common Stock, Preferred Stock or other
equity interest in the Borrower or any Financing Subsidiary;
or
                  (c)	any payment in respect of any warrants or
options to purchase any such stock, whether now or hereafter outstanding, or any other distribution in respect thereof,
either directly  or indirectly, whether in Cash or property or in obligations of the Borrower or any Financing Subsidiary.
For the avoidance of doubt, dividends on the Preferred Stock shall not be treated as Restricted Payments and may be paid by the Borrower at any time in accordance with the terms of the
Borrower Organization Agreement.
            "Rights and Obligations" is defined in Section
9.4(a).
            "S&P" means Standard & Poor's Ratings Services, a
Standard & Poor's Financial Services LLC business, or any
successor thereto.
            "S&P Rating" means, with respect to any Fund
Investment as of any date of determination, the rating
determined in the following manner: (i) if there is a rating or shadow rating for any Fund Investment by S&P, then the S&P
Rating shall be such rating, (ii) if there is no rating for
any Fund Investment by S&P but there is a public rating by
Moody's, then the S&P Rating shall be the S&P equivalent of
the rating by Moody's, and (iii) if there is no rating for any
Fund Investment by S&P and Moody's, then such Fund Investment shall be deemed to be unrated for purposes of the Portfolio
Limitations.
            "Scheduled Commitment Termination Date" means March
24, 2015.
            "Secured Parties" means the Lender, the
Administrative Agent, the Secured Parties Representative and
the Custodian and their respective successors and assigns.
            "Secured Parties Representative" means Wells Fargo
Securities, LLC, as Secured Parties Representative under the
Pledge Agreement and the Control Agreement, and any successor thereto in such capacity.
            "Securities Act" means the United States Securities
Act of 1933, as amended.
            "Securities Lending Transactions" means all
obligations of the Borrower (a) to purchase investments which arise out of or in connection with the sale of the same or
substantially similar investments or other similar
transactions having the same economic effect (excluding Swap Transactions), and (b) incurred in connection with any security lending transactions described in clause (a).
            "Selling Institution" means the entity obligated to
make payments to the Borrower under the terms of a
Participation Interest.
            "Senior Indebtedness" means all Debt and other
payment obligations (including, without limitation, interest that would accrue but for the filing of a petition initiating a Proceeding, whether or not a claim for such interest is
allowed in the Proceeding) of the Borrower arising under or in respect of this Agreement, the other Credit Documents or the
Loans whether outstanding on the Closing Date or thereafter
created or incurred, including obligations owing to the
Custodian under the Custody Agreement, to the Administrative
Agent under this Agreement and to the Secured Parties
Representative under the Pledge Agreement; provided that
Senior Indebtedness shall not include any Debt or such other obligations incurred in violation of this Agreement.
            "Senior Secured Bond" means a note (that is not in
the form of an assignment of or participation in a loan)
issued pursuant to an indenture or equivalent document (i)
that is not (and cannot by its terms become) subordinate
(except with respect to liquidation preferences with respect to pledged collateral) in right of payment to any other
obligation of the Obligor of such note in any bankruptcy,
reorganization, arrangement, insolvency, moratorium or
liquidation proceedings, and (ii) that is secured by a valid first priority perfected lien or security interest on
specified collateral securing the Obligor's obligations under such note.
            "Senior Secured Loan" means a loan (i) that is not
(and cannot by its terms become) subordinate (except with
respect to liquidation preferences with respect to pledged
collateral) in right of payment to any other obligation of the
Obligor in any bankruptcy, reorganization, arrangement,
insolvency, moratorium or liquidation proceedings, and (ii)
that is secured by a valid first priority perfected lien or
security interest on specified collateral securing the
Obligor's obligations with respect to such loan.
            "Standard Securitization Undertakings" means,
collectively, (a) obligations (together with any related
performance guarantees) to refund the purchase price or grant purchase price credits for misrepresentations (in each case
unrelated to the collectability of the Fund Investments sold or the creditworthiness of the related Obligors) and (b)
representations, warranties, covenants and indemnities
(together with any related performance guarantees) of a type that are reasonably customary in collateralized loan
obligations or similar loan financing transactions (in each
case unrelated to the collectability of the Fund Investments sold or the creditworthiness of the related Obligors).
            "Subsidiary" means, with respect to any Person (the
"parent") at any date, any corporation, limited liability
company, partnership, association or other entity the accounts of which would be required to be consolidated with those of
the parent in the parent's consolidated financial statements in accordance with the Investment Company Act and, to the
extent not inconsistent therewith, GAAP, as of such date and
(a) of which securities or other ownership interests
representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of the partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of
such date, otherwise controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more
subsidiaries of the parent. Anything herein to the contrary notwithstanding, the term "Subsidiary" shall not include any
Person that constitutes a Fund Investment held by the Borrower in the ordinary course of business and that is not, under GAAP, consolidated on the financial statements of the Borrower and its Subsidiaries.  Unless otherwise specified, "Subsidiary"
means a Subsidiary of the Borrower.
            "Swap Transaction" means any swap, forward, futures,
option or similar transaction that may be in the form of (a)
any rate, basis, currency or debt swap, (b) any cap, collar or floor agreement, (c) any rate, basis, currency or debt futures or forward agreement, (d) any rate, basis, currency or debt
option representing an obligation to buy or sell a security, currency or debt and (e) any other similar agreement.
            "Tax Certificate" is defined in Section 3.6(b).
            "Taxes" is defined in Section 3.6(a).
            "Transfer" is defined in Section 9.4(a).
            "Total Maximum Commitment" means (a) on the Closing
Date $137,950,000 pursuant to a Commitment under which Loans are made and $20,620,000 in Preferred Stock; provided that on or before April 8, 2011 the Borrower may, upon prior written notice to the Administrative Agent, choose to increase the
Total Maximum Commitment to an amount that shall not exceed (i)
the quotient (rounded to the nearest one one-hundredth thereof)
of (A) the aggregate amount of Common Stock issued by April 8,
2011 less all underwriting commissions and expenses related to such issuance divided by (B) 65% less (ii) the amount in
clause (i)(A) above; provided, further, that no more than 87%
of the number derived in the preceding proviso shall be a
Commitment under which Loans are made, with the balance issued as Preferred Stock; provided, further, that as of the
Effective Date, the Total Maximum Commitment will be equal to the aggregate amount of Loans and Preferred Stock then
outstanding, and (b) on and after the Commitment Termination
Date, zero.  The calculations in this definition shall be made after giving effect to all issuances, payments and other
transactions contemplated on the applicable date, and the
Total Maximum Commitment may be reduced as provided in Section
3.3(a).
            "Transaction Documents" means this Agreement, the
other Credit Documents, the Preferred Stock, the Borrower
Organization Agreement and any other agreement executed and
delivered by the Borrower in connection with the foregoing.
            "UCC" means, with respect to any jurisdiction, the
Uniform Commercial Code as from time to time in effect in such jurisdiction.
            "United States" or "U.S." means the United States of
America, its 50 States, the District of Columbia and the
Commonwealth of Puerto Rico.
            "Value" has the meaning assigned to such term in
Section 2(a)(41) of the Investment Company Act.
            "Welfare Plan" means a "welfare plan," as such term
is defined in section 3(l) of ERISA.
            "WFBNA" means Wells Fargo Bank, National Association,
a national banking association, in its individual capacity,
and its successors and assigns.
            Section 1.2.	Use of Defined Terms.  Unless otherwise
defined or the context otherwise requires, terms for which
meanings are provided in this Agreement shall have such
meanings when used in each Assignment Agreement, notice and
other communication delivered from time to time in connection with this Agreement or any other Credit Document.
            Section 1.3.	Interpretation.  In this Agreement, unless
a clear contrary intention appears:
                  (a)	the singular number includes the plural
number and vice versa;
                  (b)	reference to any Person includes such
Person's successors and assigns but, if applicable, only if
such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes
such Person in any other capacity or individually;
                  (c)	reference to any gender includes each other
gender;
                  (d)	reference to any agreement (including this
Agreement and the Exhibits hereto), document or instrument
means such agreement, document or instrument as amended or
modified and in effect from time to time in accordance with
the terms thereof and, if applicable, the terms hereof and
reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or
replacement therefor;
                  (e)	reference to any Applicable Law means such
Applicable Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder;
                  (f)	unless the context indicates otherwise,
reference to any Article, Section, Schedule, Annex or Exhibit
means such Article, Section or Schedule hereof or Annex or
Exhibit hereto;
                  (g)	"hereunder," "hereof," "hereto" and words
of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;
                  (h)	"including" (and with correlative meaning
"include") means including without limiting the generality of any description preceding such term; and
                  (i)	relative to the determination of any period
of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including."
            Section 1.4.	Accounting Matters.  For purposes of this
Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with
GAAP applied in the preparation of the Financial Statements of the Borrower referred to in Section 6.1.2.
            Section 1.5.	Collateral Documents.  References in this
Agreement to the Pledge Agreement or any other Collateral
Document, in a case where such Collateral Document is or would be governed by the laws of any jurisdiction other than the
State of New York, shall mean and be a reference to a document having a purpose and effect under the laws of such other
jurisdiction substantially similar to the purpose and effect of the corresponding Collateral Document.
            Section 1.6.	Conflict Between Credit Documents.  Except
with respect to matters covered in the Pledge Agreement
(where, in such case, the provisions of the Pledge Agreement shall control), if there is any conflict between this Agreement and any other Credit Document (other than the Custody Agreements but in each case subject to Section
6.2.8(b)), this Agreement and such other Credit Document
(other than the Custody Agreements but in each case subject to Section 6.2.8(b)) shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, this Agreement shall prevail and control.
ARTICLE II

COMMITMENT
            Section 2.1.	Commitment.  Subject to the terms and
conditions of this Agreement, the Lender agrees to provide the
Commitment described in this Section 2.1.
            Section 2.1.1	Commitment of the Lender.  The Lender
shall, from the Closing Date to the Effective Date and subject to the terms and conditions hereof, make loans (each a "Loan"
and, collectively, the "Loans") to the Borrower pursuant to a
Borrowing Request equal to the aggregate amount of any
Borrowing requested from the Lender.  The commitment of the
Lender to make Loans described in this Section 2.1.1 is herein referred to as its "Commitment" and is set forth in Schedule 1 hereto.  Each Loan shall be denominated in Dollars.  Subject to the terms hereof and from the Closing Date to the Effective
Date, the Borrower may request Loans but shall not, prior to the expiration of the Non-Call Period, prepay and repay Loans except as otherwise permitted by Section 3.3 and Section 3.7.
            Section 2.1.2	Amount of Commitment.  The Lender shall not
be required to make any Loan under the Commitment if, after
giving effect thereto and the receipt and application by the
Borrower of the proceeds of such Loan, the then aggregate
outstanding principal amount of Loans made by the Lender would exceed the Commitment at such time.
            Section 2.2.	Fees.  The Borrower shall pay the Lender
(either directly or through the Administrative Agent) certain fees in the amounts and on the dates set forth in the Fee
Letter, including without limitation any Commitment Fee determined by the Administrative Agent in accordance with the Fee Letter with respect to the Lender's unutilized Commitment.
ARTICLE III

LOANS AND LENDER NOTES
            Section 3.1.	Borrowing Procedure.  Borrowings of Loans
shall be made in accordance with this Section 3.1.
            Section 3.1.1	Borrowing Requests.
                  (a)	On any Business Day on or after the Closing
Date and prior to the Effective Date, the Borrower, on the
terms and conditions provided herein, may from time to time
request that Loans be made by the Lender.  The aggregate
amount of such requested Loans shall be in a principal amount equal to (A) $1,000,000 or an integral multiple of $1,000,000 for amounts in excess thereof or (B) if less than the amount specified in sub-clause (A), the unutilized amount of the
Commitment.  Loans shall be requested by the Borrower by e-
mail or facsimile to the Administrative Agent pursuant to a
Borrowing Request no later than the time specified in the next sentence.  A written request for a Borrowing shall be received by the Administrative Agent no later than 12:00 p.m. (New York time) not less than three (3) Business Days preceding the date of the requested Loans.  Each Borrowing Request shall be
irrevocable and binding upon the Borrower.
                  (b)	The Administrative Agent shall notify the
Lender of the receipt of each Borrowing Request promptly, and in no event later than the Business Day following receipt
thereof.  Such notice shall be given in writing by facsimile or e-mail.  Each request for Loans made pursuant to this
Section 3.1.1 shall constitute the Borrower's representation and warranty made to the Administrative Agent and the Lender that all of the applicable conditions contained in Article IV shall, after giving effect to such Borrowing, be satisfied,
and the making available of such Loans to the Borrower shall be subject to the satisfaction of the applicable conditions of
Article IV.
            Section 3.1.2	Funding of Borrowings.  No later than 1:00
p.m. (New York time) on the Business Day specified in each
Borrowing Request, the Lender shall make available the
Borrowing requested to be made on such date in the manner
provided below.  All such amounts shall be made available in
Dollars and immediately available funds at the Payment Office and the Administrative Agent promptly shall make available to the Borrower by depositing to the Custodial Account the
aggregate of the amounts so made available in the type of
funds received.  Unless the Administrative Agent shall have
been notified by the Lender prior to the date of Borrowing
that the Lender does not intend to make available to the
Administrative Agent its portion of the Borrowing or
Borrowings to be made on such date, the Administrative Agent may assume that the Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the
Administrative Agent, in reliance upon such assumption, may
(in its sole discretion and without any obligation to do so)
make available to the Borrower a corresponding amount.  If
such corresponding amount is not in fact made available to the Administrative Agent by the Lender and the Administrative
Agent has made available same to the Borrower, the
Administrative Agent shall be entitled to recover such
corresponding amount from the Lender.  If the Lender does not pay such corresponding amount forthwith upon the
Administrative Agent's demand therefor, the Administrative
Agent shall promptly notify the Borrower, and the Borrower
shall as soon as practicable pay such corresponding amount to the Administrative Agent.  The Administrative Agent shall also be entitled to recover on demand from the Lender (or the
Borrower, as the case may be, if the Lender fails to pay)
interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such
corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by the Lender, the
overnight Federal Funds Effective Rate or (y) if paid by the
Borrower, the then applicable rate of interest, calculated in accordance with Section 3.4, for the respective Loans.
            Section 3.2.	Notes.
                  (a)	Each Loan made by the Lender shall be
evidenced by a promissory note payable to the order of the
Lender in a maximum principal amount equal to the Commitment and shall be dated the Closing Date and substantially in the form of Exhibit B (a "Note").
                  (b)	The Borrower hereby irrevocably authorizes
the Lender to make or cause to be made appropriate notations
(which may be computer generated) on the grid attached to its
Note (or on a continuation of such grid attached to such Note and made a part thereof), or otherwise record in its internal books and records or computer system with respect to each Loan under the Note made by the Lender of (a) the outstanding
principal amount of, and the interest rate applicable to, the
Loans evidenced thereby and (b) the date and amount of each
payment and repayment of principal thereof.  Any such
recordation shall be prima facie evidence (absent manifest
error) of the principal amount thereof owing and unpaid, but the failure to record any such amount shall not limit or
otherwise affect the obligations of the Borrower hereunder or under any Note to make payment of the principal of or interest on such Loans when due.
            Section 3.3.	Repayments and Prepayments.  The Borrower
shall make payment in full of all unpaid principal and accrued and unpaid interest of each Loan on the Commitment Termination
Date. Prior thereto, the Borrower:
                  (a)	may, from time to time after the Non-Call
Period pursuant to a Notice of Reduction, make a voluntary
prepayment, in whole or in part, of the outstanding principal amount of any Loans, together with all accrued and unpaid
interest thereon, and, upon such prepayment in whole, all
unpaid costs and expenses of the Administrative Agent and the
Lender related to such prepayment and all other Obligations
(other than unmatured contingent indemnification obligations);
provided that:
                  (i)	no such prepayment of any Borrowing of
Loans may be made which, after giving effect thereto,
would result in the aggregate outstanding principal
amount of such Loans being less than $1,000,000 (unless
repaid in full) or other than an integral multiple of
$1,000,000;
                  (ii)	each such voluntary prepayment shall
require at least three (3) Business Days' prior written
notice to the Administrative Agent;
                  (iii)	each such voluntary prepayment shall
be in a minimum amount of $1,000,000 and an integral
multiple of $1,000,000 (or, if less, the outstanding
principal amount of all Loans then outstanding);
                  (iv)	a prepayment on a day other than the
last day of the Fixed Period for such Loan shall in all
cases be subject to the requirements of Section 3.8; and
                  (v)	no such voluntary prepayment shall be
made unless, simultaneously with the prepayment, a
proportionate amount of Preferred Stock is redeemed so
that the ratio of the outstanding principal amount of the
Loans to the Total Maximum Commitment prior to such
prepayment shall be equal to the ratio of the outstanding
principal amount of the Loans to the Total Maximum
Commitment after giving effect to such prepayment.
                  (b)	shall, if the Borrower is not in compliance
with any Portfolio Limitation as of any trade date relating to any purchase of a Fund Investment (other than a purchase of
Cash Equivalents) after the Effective Date, within five (5)
Business Days after such date either (i) deposit Cash into the
Custodial Account and/or (ii) sell or otherwise dispose of
Fund Investments and/or (iii) purchase and pledge additional
Fund Investments in an amount sufficient to be in compliance with such Portfolio Limitation.  Notwithstanding the
foregoing, if any Portfolio Limitation would not be satisfied with respect to the Borrower's proposed purchase of a Fund
Investment after the Effective Date, the purchase may be made so long as the relevant Portfolio Limitations would be
maintained or improved after giving effect to such purchase;
                  (c)	shall, upon the occurrence of an Excess
Date, promptly notify the Administrative Agent in writing
(which shall notify the Lender) of such Excess Date and, on
the Business Day immediately following such Excess Date, shall furnish to the Administrative Agent a statement showing all
committed purchases and sales of Fund Investments, the
scheduled settlement dates therefor and the purchase and sale prices applicable thereto and any anticipated additions of
Cash to the Custodial Account.  Within five (5) Business Days of such Excess Date, the Borrower shall, at its option,
either:
                  (i)	prepay the Loans (or portions thereof)
(together with interest accrued on the Loans (or portions
thereof) prepaid) in such amounts or take such other
actions (including depositing Cash proceeds from any sale
or other disposition of a Fund Investment into the
Custodial Account) as shall be necessary so that the
Borrower shall be in compliance with the Asset Value
Tests; or
                  (ii)	(A) provide a written statement to the
Administrative Agent (which shall provide a copy to the
Lender) showing projected compliance with the Asset Value
Tests within ten (10) Business Days of such Excess Date
(and continuing compliance during the remainder of such
ten Business Day period) based upon all committed
purchases and sales of Fund Investments, all anticipated
additions of Cash to the Custodial Accounts and all
anticipated prepayments of Loans to be completed within
such ten (10) Business Days, and (B) prepay the Loans (or
portions thereof) (together with interest accrued on the
Loans (or portions thereof) prepaid) within fifteen (15)
Business Days of such Excess Date in such amounts or take
such other actions (including depositing Cash proceeds
from any sale or other disposition of a Fund Investment
into the Custodial Account) as shall be necessary so that
the Borrower shall be in compliance with the Asset Value
Tests;
provided that for purposes of this Section 3.3(c), an "Excess
Date" shall occur when the Borrower is not in compliance with both Asset Value Tests on any of the following dates: (i) any trade date relating to any Fund Investment (other than Cash
Equivalents), (ii) the last Business Day of each week and
(iii) any Determination Date; provided, further, that upon its reasonable, good faith belief that an Excess Date could
reasonably be expected to imminently occur, the Borrower may deliver upon at least one Business Day and not more than three
Business Days prior written notice a Notice of Reduction to
the Administrative Agent and prepay the Loans (or portions
thereof) (together with interest accrued on the Loans (or
portions thereof) prepaid) in such amounts as the Borrower
reasonably determines shall be necessary so that the Borrower remains in compliance with both Asset Value Tests; and
                  (d)	shall, immediately upon any acceleration of
the maturity of any Loans pursuant to Sections 7.2 and/or 7.3 as required by the terms of the Pledge Agreement, repay all
Loans.
Each repayment and prepayment of any Loans made pursuant to
this Section 3.3 shall be without premium or penalty, except as may be otherwise required by this Agreement (including
Section 3.8).  Any Loans prepaid pursuant to Section 3.3(c)
may be reborrowed, subject to Section 3.1.1.
            Section 3.4.	Interest.
            Section 3.4.1	Interest Rules and Calculations.
                  (a)	The unpaid principal amount of each Loan
shall bear interest from the date of the Borrowing thereof
until maturity (whether by acceleration or otherwise) at a
rate per annum which shall at all times be LIBOR plus the
Applicable Margin.
                  (b)	The Borrower shall, to the extent permitted
by law, pay to the Secured Parties interest on all amounts not paid or deposited when due to any of the Secured Parties
hereunder at 2.0% per annum above the Base Rate (other than
with respect to any Loan, which shall accrue interest as set forth in clause (a) above), payable on demand, from the date of such nonpayment until such amount is paid in full (as well after as before judgment); provided that such interest rate
shall not at any time exceed the maximum rate permitted by
Applicable Law.
                  (c)	Interest shall accrue from and including
the date of any Borrowing and shall be payable (i) on each
Payment Date following the Collection Period in which such
interest accrued, and (ii) at maturity (whether by
acceleration or otherwise) and, after such maturity, on
demand.
                  (d)	The Borrower may on any date in any
Collection Period (such date, the "Designation Date"), by
written notice to the Custodian (with a copy to the
Administrative Agent delivered prior to the Designation Date), withdraw amounts to make payments in accordance with Section
6.2.5; provided that in connection with any dividends to the
Common Stockholders (except pursuant to the last paragraph of
Section 6.2.5), the Borrower has directed the Custodian to set aside an amount equal to the Required Interest Payment Amount and all amounts then due and payable to the Secured Parties
for such Collection Period, and the Custodian shall have so
set aside the Required Interest Payment Amount and such other amounts. It is understood and agreed that (i) the Required
Interest Payment Amount may change from time to time, (ii)
certain rate and other information provided by the
Administrative Agent to the Custodian shall be based on the
Administrative Agent's good faith estimate and (iii) interest actually accrued with respect to the Loans actually payable on a Payment Date may exceed or be less than the Required
Interest Payment Amount. Failure to set aside any amount so
accrued shall not relieve the Borrower of its obligation to
pay such amounts on a Payment Date.
                  (e)	All computations of interest hereunder
shall be made on the actual number of days elapsed over a year of 360 days (or, in the case of any Loan bearing interest at the Base Rate, 365/366 days).
            Section 3.4.2	Conversion of LIBOR.
                  (a)	The Borrower may elect from time to time to
convert Fixed LIBOR Loans to Daily LIBOR Loans by giving the Administrative Agent prior irrevocable notice of such election pursuant to a Conversion Request no later than 2:00 p.m. on
the Business Day preceding the proposed conversion date;
provided that any such conversion of Fixed LIBOR Loans may
only be made on the last day of a Fixed Period with respect
thereto.  The Borrower may elect from time to time to convert
Daily LIBOR Loans to Fixed LIBOR Loans by giving the
Administrative Agent prior irrevocable notice pursuant to a
Conversion Request of such election no later than 2:00 p.m. on the second Business Day preceding the proposed conversion
date; provided that no Daily LIBOR Loans may be converted into
Fixed LIBOR Loans during the existence of an Event of Default.
                  (b)	Any Fixed LIBOR Loan may be continued upon
the expiration of the then current Fixed Period with respect thereto by the Borrower giving prior irrevocable notice
pursuant to a Conversion Request to the Administrative Agent not later than 2:00 p.m. on the date that is two (2) Business
Days prior to the last day of the then current Fixed Period;
provided that no Fixed LIBOR Loan may be continued during the existence of an Event of Default; provided, further, that if the Borrower shall fail to give a Conversion Request or if
such continuation is not permitted pursuant to the preceding proviso, such Loan shall be automatically converted to a Daily
LIBOR Loan on the last day of such then expiring Fixed Period.
                  (c)	Notwithstanding anything to the contrary in
this Agreement, all borrowings, conversions and continuations of Fixed LIBOR Loans shall be in such amounts and be made
pursuant to such elections so that, (a) after giving effect
thereto, the aggregate principal amount of Fixed LIBOR Loans allocated to each Fixed Period shall be equal to $10,000,000 or in integral multiples of $1,000,000 in excess thereof and
(b) there shall be no more than five (5) separate Fixed
Periods permitted with respect to all Loans.
            Section 3.5.	Increased Costs, etc.
                  (a)	In the event that (x) in the case of
Section 3.5(a)(i) below, the Administrative Agent or (y) in
the case of Sections 3.5(a)(ii) and (iii) below, the Lender
shall have determined (which determination shall, absent
manifest error, be final and conclusive and binding upon all parties hereto):
                  (i)	on any date for determining LIBOR
that, by reason of any changes arising after the date of
this Agreement affecting the London interbank market,
adequate and fair means do not exist for ascertaining the
applicable interest rate on the basis provided for in the
definition of LIBOR; or
                  (ii)	at any time, that such Lender shall
incur increased costs or reductions in the amounts
received or receivable hereunder with respect to any
Loans (other than any increased cost or reduction in the
amount received or receivable resulting from the
imposition of or a change in the rate of taxes or similar
charges) because of (x) any change since the Closing Date
in any Applicable Law (or, with respect to the Dodd-Frank
Act, regardless of the date), governmental rule,
regulation, guideline or order (or in the interpretation
or administration thereof and including the introduction
of any new law or governmental rule, regulation,
guideline or order) (such as, for example, but not
limited to, a change in official reserve requirements)
and/or (y) other circumstances occurring after the
Closing Date materially affecting the London interbank
market, or the position of such Lender in such market; or
                  (iii)	at any time, that the making or
continuance of any Loan has become unlawful by compliance
by such Lender in good faith with any law, governmental
rule, regulation, guideline (or would conflict with any
such governmental rule, regulation, guideline or order
not having the force of law but with which such Lender
customarily complies even though the failure to comply
therewith would not be unlawful);
the Lender (or the Administrative Agent in the case of Section
3.5(a)(i) above) shall give written notice to the Borrower and to the Administrative Agent of such determination. Thereafter
(A) in the case of Section 3.5(a)(i) above, Loans based on
LIBOR shall no longer be available until such time as the
Administrative Agent notifies the Borrower and the Lender that the circumstances giving rise to such notice by the
Administrative Agent no longer exist, and any Borrowing
Request given by the Borrower with respect to Loans based on
LIBOR which have not yet been incurred shall be deemed
rescinded by the Borrower, (B) in the case of Section
3.5(a)(ii) above, the Borrower shall pay to such Lender upon written demand therefor (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand) such additional amount or amounts (in the form of an increased rate of, or a different method of calculating,
interest or otherwise as such Lender in its reasonable
discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder within ten (10) days after such demand
and (C) in the case of Section 3.5(a)(iii) above, the Borrower shall take one of the actions specified in Section 3.5(b) as promptly as possible and, in any event, within the time period required by law.
                  (b)	At any time that any Loan is affected by
the circumstances described in Sections 3.5(a)(i) or (iii),
the Borrower may (and in the case of a Loan affected pursuant to Section 3.5(a)(iii), upon receipt of the notice referred to in subsection (a) above, the Borrower shall) either (x) if the affected Loan is then being made pursuant to a Borrowing,
cancel said Borrowing by giving the Administrative Agent
written notice thereof on the same date that the Borrower was notified by the Lender pursuant to Sections 3.5(a)(ii) or
(iii), or (y) if the affected Loan is then outstanding, upon at least three (3) Business Days' notice to the Administrative
Agent, require the Lender to convert each such Loan into a
Loan bearing interest at the Base Rate plus the Applicable
Margin.
                  (c)	If the Lender shall have determined that
after the Closing Date (or, with respect to the Dodd-Frank
Act, regardless of the date) (i) the adoption or effectiveness of any Applicable Law regarding capital adequacy, or any
change therein, or any change in the interpretation or
administration thereof by any Governmental Authority
(including any central bank or comparable agency charged with the interpretation or administration thereof), or (ii)
compliance by such Lender (or any corporation controlling such
Lender) with any request or directive regarding capital
adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would
have the effect of reducing the rate of return on such
Lender's (or such controlling corporation's) capital or assets by an amount deemed to be material by such Lender as a
consequence of the Commitment or obligations hereunder to a
level below that which such Lender (or such controlling
corporation) would have achieved but for such adoption,
effectiveness, change or compliance (taking into consideration the policies of such Lender with respect to capital adequacy), then from time to time, after demand by such Lender, which
demand shall be accompanied by a statement setting forth in
reasonable detail the basis for such demand, the Borrower
shall pay to the Administrative Agent on behalf of such Lender such additional amount or amounts as will compensate such
Lender for such reduction.
                  (d)	The Borrower shall not be required to
compensate the Lender pursuant to this Section 3.5 for any
increased costs or reductions incurred more than twelve (12)
months prior to the date that the Lender notifies the Borrower of the event giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor;
provided that, if the event giving rise to such increased
costs or reductions is retroactive, then the twelve-month
period referred to above shall be extended to include the
period of retroactive effect thereof.  In determining any
amount provided for in this Section 3.5, the Administrative
Agent or any Lender may use any reasonable averaging and
attribution methods.  The Administrative Agent, on behalf of itself or such Lender making a claim under this Section 3.5, shall submit to the Borrower a certificate setting forth in
reasonable detail the basis for and the computations of such additional or increased costs, which certificate shall be
conclusive and binding upon all parties hereto absent manifest error.  Failure or delay to demand such compensation or give any such notice shall not release or diminish any of the
Borrower's obligations to pay additional amounts pursuant to this Section 3.5 upon the subsequent receipt of such notice.
            Section 3.6.	Taxes.
                  (a)	All payments made by the Borrower hereunder
or under any Note or Loan shall be made without setoff,
counterclaim or other defense.  Except as provided in Section
3.6(b), all such payments shall be made free and clear of, and without deduction or withholding for, any present or future
taxes, levies, imposts, duties, fees, assessments or other
charges of whatever nature now or hereafter imposed by any
jurisdiction or by any political subdivision or taxing
authority thereof or therein with respect to such payments and all interest, penalties or similar liabilities with respect
thereto (collectively, the "Taxes").  If any Taxes (other than
Excluded Taxes, as defined below) are so levied or imposed,
the Borrower agrees to pay the full amount of such Taxes, and such additional amounts, if any, as may be necessary such that every payment of all amounts due under this Agreement or under any Note or Loan, after withholding or deduction for or on
account of any Taxes (including, without limitation, any Taxes on such additional amounts), shall not be less than the amount that would have been paid had no such deduction or withholding been made.  The foregoing obligation to pay such additional
amounts with respect to payments required to be made by the
Borrower or Collateral Manager under this Agreement will not, however, apply with respect to  (i) taxes imposed on or
measured by the net income or net profits of and any franchise tax imposed on or in lieu of taxes on net income of the Lender or any assignee of the Lender or the Administrative Agent
pursuant to the laws of the jurisdiction in which such Lender or the Administrative Agent, as the case may be (each a
"Lending Party"), is organized or managed and controlled or
the jurisdiction in which the principal office or applicable lending office of such Lending Party is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which it is organized or the jurisdiction in which the principal office is organized or managed and
controlled or the jurisdiction in which the principal office or applicable lending office of such Lending Party is located, managed or controlled, (ii) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (i) above, (iii)
any withholding tax that is imposed on amounts payable to a
Lending Party at the time such Lending Party becomes a party to this Agreement or designates a new lending office, or is
attributable to such Lending Party's failure to comply with
its obligations under this Agreement, except to the extent
that such Lending Party was otherwise entitled, at the time of designation of a new lending office, to receive additional
amounts from the Borrower with respect to such withholding tax pursuant to this Section 3.6(a); and (iv) in the case of a
Lending Party that is not a United States person (within the meaning of Section 7701(a)(30) of the Code), any withholding tax imposed as a result of such Lending Party's failure to
take any action (including entering into an agreement with the
Internal Revenue Service) or comply with any information
gathering and reporting requirements, in each case, that are required to obtain the maximum available exemption from United
States federal withholding taxes under Sections 1471 through
1474 of the Code and any applicable Treasury regulation
promulgated thereunder or under published administrative
guidance from the IRS implementing such law (collectively, the
"Excluded Taxes"). The Borrower shall furnish to the
Administrative Agent within thirty (30) days after the date
the payment of any Taxes is due pursuant to Applicable Law
certified copies of tax receipts evidencing such payment by
the Borrower.  The Borrower agrees to indemnify and hold
harmless each Lending Party, and reimburse such Lending Party upon its written request, for the full amount of any Taxes so levied or imposed and paid by such Lending Party and any
liability (including penalties, interest and expenses) arising therefrom or with respect thereto.  All payments in respect of this indemnification shall be made within ten (10) days after the date such Lending Party makes written demand therefor.
                  (b)	If any Lender is not a United States person
(as such term is defined in Section 7701(a)(30) of the Code)
(a "Foreign Lender"), such Foreign Lender agrees to deliver to the Borrower and the Administrative Agent, (i) two (or such
other number as may from time to time be prescribed by
Applicable Law) accurate and complete original signed copies of IRS Form W-8 ECI or W-8 BEN (or any successor forms or
other certificates or statements that may be required from
time to time by the relevant United States taxing authorities or Applicable Law) certifying to such Foreign Lender's
entitlement to an exemption from or reduction in United States withholding tax with respect to payments to be made under this
Agreement and under any Note or Loan, or (ii) if the Foreign
Lender is not a "bank" within the meaning of Section
881(c)(3)(A) of the Code and cannot deliver either IRS Form W-
8 ECI or W-8 BEN pursuant to clause (i) above, (x) a
certificate substantially in the form of Exhibit D (any such certificate, a "Tax Certificate") and (y) two (or such other number as may from time to time be prescribed by Applicable
Law) accurate and complete original signed copies of IRS Form
W-8 BEN (or any successor forms or other certificates or
statements that may be required from time to time by the
relevant United States taxing authorities or Applicable Law)
certifying to such Foreign Lender's entitlement to an
exemption from or reduction in United States withholding tax with respect to payments of interest to be made under this
Agreement and under any Note or Loan.  Such forms shall be
delivered by each Foreign Lender on or before the date it
becomes a party to this Agreement (or, in the case of any
participant, on or before the date such participant purchases the related participation).  In addition, such Foreign Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it shall deliver to the Borrower and the Administrative Agent updated, accurate and complete certification, and any such
other forms as may be required in order to confirm or
establish the entitlement of such Foreign Lender to a
continued exemption from or reduction in United States
withholding tax with respect to payments under this Agreement and any Note or Loan, or it shall immediately notify the
Borrower and the Administrative Agent of its inability to
deliver any such form or Tax Certificate, in which case such
Lender shall not be obliged to deliver any such form or Tax
Certificate.  Notwithstanding anything to the contrary
contained in Section 3.6(a), but subject to Section 9.4(a) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to
deduct or withhold income or similar taxes imposed by the
United States (or any political subdivision or taxing
authority thereof or therein) from interest, fees or other
amounts payable hereunder for the account of any Foreign
Lender for U.S. Federal income tax purposes to the extent that such Foreign Lender has not provided to the Borrower IRS Forms or other certification that establish a complete exemption
from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 3.6(a) to gross-up
payments to be made to such Foreign Lender in respect of
income or similar taxes imposed by the United States if (I)
such Foreign Lender has not provided to the Borrower the IRS
Forms or other certification required to be provided to the
Borrower pursuant to this Section 3.6(b) or (II) in the case of a payment (other than interest if and only if such Foreign
Lender complies with clauses (ii)(x) and (y) above) to such
Lender described in clause (ii) above, to the extent that such
IRS Forms or other certification do not establish a complete exemption from withholding of such taxes.  Notwithstanding
anything to the contrary contained in the preceding sentence or elsewhere in this Section 3.6 and except as set forth in
Section 9.4, the Borrower agrees to pay additional amounts and to indemnify such Lender in the manner set forth in Section
3.6(a) (without regard to the identity of the jurisdiction
requiring the deduction or withholding) in respect of any
amounts deducted or withheld by it as described in the
immediately preceding sentence as a result of any changes
after the Closing Date in any Applicable Law, treaty,
governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes; provided that such Lender shall
provide to the Borrower and the Administrative Agent, upon the request of the Borrower, any reasonably available applicable
IRS tax form (similar in all material respects in its
simplicity and degree of detail to IRS Form W-8 ECI or W-8 BEN or a Tax Certificate) necessary or appropriate for the
exemption or reduction in the rate of such U.S. Federal
withholding tax.
                  (c)	If any Lending Party determines, in its
sole discretion, that it has received a refund in respect of any Taxes as to which indemnification or additional amounts
have been paid to it by the Borrower pursuant to this Section
3.6, it shall promptly remit the portion of such refund to the
Borrower that it determines in its sole discretion will leave it in no better or worse after-tax financial position (taking into account all out-of-pocket expenses of the Lending Party and without interest (other than any interest paid by the
relevant taxing authority with respect to such refund)) than it would have been in if the Taxes giving rise to such refund had never been imposed in the first instance; provided that
the Borrower, upon the request of the Lending Party, agrees
promptly to return such refund to such party in the event such party is required to repay such refund to the relevant taxing authority (including any interest or penalties).  Nothing in this Section 3.6(c) shall interfere with the right of a
Lending Party to arrange its tax affairs in whatever manner it thinks fit, nor oblige any Lending Party to claim any tax
refund or to make available its tax returns or other
confidential information or disclose any information relating to its tax affairs or any computations in respect thereof or require any Lending Party to do anything that would prejudice its ability to benefit from any other refunds, credits,
reliefs, remissions or repayments to which it may be entitled.
            Section 3.7.	Mitigation Obligations; Prepayment or
Termination.
                  (a)	If the Lender requests compensation under
Sections 3.5, or if the Borrower is required to pay any
additional amount to the Lender or any Governmental Authority for account of the Lender pursuant to Section 3.6, then the
Lender shall use reasonable good faith efforts to take such
steps that would eliminate or reduce amounts payable pursuant to Sections 3.5 or 3.6, as the case may be, in the future,
unless such steps would subject the Lender to any cost or
expense deemed to be material by the Lender and not required to be reimbursed by the Borrower, or would otherwise be
disadvantageous to the Lender.
                  (b)	If at any time the Borrower shall be liable
to the Lender for the payment of any additional amounts in
accordance with Sections 3.5 or 3.6, then the Borrower shall have the option to prepay the outstanding Loans of the Lender in part or in whole in accordance with the provisions of
Section 3.3(a) (without giving effect to the Non-Call Period and Section 3.3(a)(iv)).
            Section 3.8.	Breakage Compensation.  The Borrower shall
compensate the Lender, upon written request by the
Administrative Agent on behalf of the Lender (which request
shall include a certificate that sets forth in reasonable
detail the basis for requesting such compensation), for any
cost, loss, expense or liability incurred by reason of the
liquidation or reemployment of deposits or other funds
required by such Lender to fund its Loans which such Lender
may reasonably sustain: (i) if any prepayment or repayment of any of its Loans occurs on a date which is not the last day of a Fixed Period; (ii) if any prepayment of any of its Loans
(other than any Loan bearing interest at the Base Rate) is not made on any date specified in a notice of prepayment given by the Borrower; or (iii) as a consequence of an election made
pursuant to Section 3.5(b). The Lender's basis for requesting compensation pursuant to this Section 3.8 and the Lender's calculation of the amount thereof, shall, absent demonstrable error, be final and conclusive and binding on all parties
hereto.
            Section 3.9.	Method and Place of Payment.  Except as
otherwise specifically provided herein (or agreed among the
Borrower, the Administrative Agent and any Lender with respect to payments to such Lender), all payments under this Agreement shall be made to the Administrative Agent for the account of such Lender entitled thereto (which funds the Administrative
Agent shall promptly forward to the Lender), not later than
2:00 p.m. (New York time) on the date when due and shall be
made in immediately available funds and in Dollars at the
Payment Office, it being understood that written notice by the
Borrower to the Administrative Agent and the Custodian to make a payment from the funds in the Custodial Account shall
constitute the making of such payment to the extent of such
funds held in such account.  Any payments under this Agreement which are made later than 2:00 p.m. (New York time) shall be deemed to have been made on the succeeding Business Day.
Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date
thereof shall be extended to the succeeding Business Day and, with respect to payments of principal, interest shall be
payable during such extension at the applicable rate in effect immediately prior to such extension.
            Section 3.10.	Financing Subsidiaries.  The Borrower may
designate any wholly owned Subsidiary as a Financing
Subsidiary pursuant to a certificate of an Authorized Officer delivered to the Administrative Agent with no less than five
(5) Business Days prior notice, setting forth a list of Fund
Investments to be sold, conveyed or otherwise transferred to such Financing Subsidiary as of such date of designation (or any other date Fund Investments are sold, conveyed or otherwise transferred to such Financing Subsidiary). Such designation shall be subject to compliance with the following as of such date of designation (or any other date Fund
Investments are sold, conveyed or otherwise transferred to such Financing Subsidiary): (i) the conditions set forth in the definition of "Financing Subsidiary" have been complied with, (ii) no Default has occurred, and no Default would result from the transfer of any Fund Investments to such Financing Subsidiary, (iii) no selection procedures which are intended to be adverse to the interests of the Administrative
Agent or the Secured Parties were utilized by the Borrower in the selection of the Fund Investments to be sold, conveyed or otherwise transferred, (iv) the representations and warranties set forth in Article V shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and (v) the Asset Value Tests are satisfied before and after giving effect to such sale, conveyance or transfer. Each Subsidiary of a Financing Subsidiary shall be deemed to be a Financing Subsidiary and shall meet the criteria set forth in the definition thereof.
ARTICLE IV

CONDITIONS TO CREDIT EXTENSIONS
            Section 4.1.	Initial Loans.  Notwithstanding any other
provision of this Agreement, the obligations of the Lender to fund the initial Borrowing shall be subject to the prior or
concurrent satisfaction or waiver of each of the conditions
precedent set forth in this Section 4.1.
            Section 4.1.1	Evidence of Authority.  The Administrative
Agent shall have received:
                  (a)	a certificate of the Borrower, dated the
Closing Date, as to:
                  (i)	the authority of the Borrower and the
related resolutions of the Borrower's board of directors
granting such authority to execute, deliver and perform
this Agreement, the Note, the Preferred Stock, the Pledge
Agreement, each other Credit Document to be executed by
it and each other instrument, agreement or other document
to be executed in connection with the transactions
contemplated in connection herewith and therewith, and
                  (ii)	the authority and signatures of those
Persons authorized to execute and deliver this Agreement,
the Note and the other Credit Documents and to act with
respect to this Agreement and each other Credit Document
to be executed by the Borrower, upon which certificate
the Lender, including each assignee pursuant to Section
9.4(a), may conclusively rely until it shall have
received a further certificate of the Borrower canceling
or amending such prior certificates;
                  (b)	a copy of the Organic Documents and the
Preferred Stock of the Borrower, each certified in a manner
satisfactory to the Administrative Agent, and the provisions of which shall be satisfactory to the Administrative Agent,
and a certificate of legal existence for the Borrower issued by the State of Maryland Department of Assessments and
Taxation; and
                  (c)	such other instruments, agreements or other
documents (certified if requested) as the Administrative Agent or the Lender may reasonably request.
            Section 4.1.2	Agreement; Note.  The Administrative Agent
shall have received executed counterparts of this Agreement
from all of the parties hereto and the Lender shall have
received its Note, each duly executed and delivered.
            Section 4.1.3	Collateral Documents.  The Administrative
Agent shall have received:
                  (a)	the Pledge Agreement substantially in the
form of Exhibit E, dated as of the Closing Date, duly executed and delivered by the Borrower and the other parties thereto, together with:
                  (i)	copies of Uniform Commercial Code
Financing Statements (Form UCC-1), dated a date
reasonably near to the Closing Date as may be acceptable
to the Administrative Agent, naming the Borrower as the
debtor and the Secured Parties Representative as the
secured party or other similar instruments or documents
in a form suitable for filing in all jurisdictions
identified in Schedule 3; and
                  (ii)	copies of search reports certified by
a party reasonably acceptable to the Administrative
Agent, dated a date reasonably near to the Closing Date,
listing all effective financing statements that name the
Borrower as the debtor and which are on file in the
jurisdictions identified in Schedule 3, showing that no
financing statements (other than those filed pursuant to
this Agreement) cover any Collateral, except with respect
to Liens permitted by Section 6.2.3);
                  (b)	evidence that all other actions that, in
the reasonable opinion of the Administrative Agent, are
advisable to perfect and protect the Liens in the Collateral created or purported to be created by the Collateral Documents have been taken; and
                  (c)	a copy of the Custody Agreement, dated as
of the Closing Date, as executed and delivered by the Borrower and the other parties thereto.
            Section 4.1.4	Prospectus, Registration Statement,
Investment Management Agreement and Borrower Organization
Agreement.  The Administrative Agent shall have received a
true and correct copy, certified with respect to authenticity by the Borrower, of the Prospectus, the Registration
Statement, the Investment Management Agreement and the
Borrower Organization Agreement, each (other than the
Prospectus) duly executed and delivered by the Borrower and/or the Investment Manager.
            Section 4.1.5	KYC/AML.  The Administrative Agent shall
have received all documentation and other information
requested by the Administrative Agent in its discretion and/or required by regulatory authorities with respect to the
Borrower under applicable "know your customer" and anti-money laundering rules and regulations, including, without
limitation, the USA PATRIOT Act, all in form and substance
reasonably satisfactory to the Administrative Agent.
            Section 4.1.6	No Litigation, etc.  No litigation,
arbitration, governmental investigation, proceeding or inquiry shall, on the date of the initial Loans, be pending or, to the knowledge of the Borrower, threatened with respect to any of the transactions contemplated hereby which would, in the
reasonable opinion of the Lender, be adverse to, or be
detrimental to the interests of, the Administrative Agent and the Lender in any material respect.
            Section 4.1.7	Certificate as to Conditions, Warranties,
No Default, etc.  The Administrative Agent shall have received a certificate of the Borrower, dated the date of the initial
Loans, in form and substance satisfactory to the
Administrative Agent, to the effect that, as of such date:
                  (a)	all conditions set forth in this Article IV
have been fulfilled;
                  (b)	all representations and warranties of the
Borrower set forth in Article V are true and correct in all
material respects; and
                  (c)	no Default has occurred.
            Section 4.1.8	Insurance Report, etc.  The Administrative
Agent shall have received evidence that all insurance
policies, coverages and riders required pursuant to Section
6.1.6 are in effect on the Closing Date.
            Section 4.1.9	Opinions of Counsel.  The Administrative
Agent shall have received and delivered to the Lender the
following opinion letters, each dated the Closing Date and in form satisfactory to the Administrative Agent, and addressed to the Administrative Agent and the Lender:
                  (a)	Opinion of Venable LLP, Maryland counsel to
the Borrower;
                  (b)	Opinion of Paul, Weiss, Rifkind, Wharton &
Garrison LLP, special counsel to the Borrower;
                  (c)	Opinion of Willkie Farr & Gallagher LLP,
investment company counsel to the Borrower;
                  (d)	Opinion of O'Melveny & Myers LLP, special
counsel to the Investment Manager; and
                  (e)	Opinion of the Custodian.
            Section 4.1.10	Closing Fees, Expenses, etc.  The
Administrative Agent shall have received for its own account, or for the account of the Lender, as the case may be, all
fees, costs and expenses then due and payable under this
Agreement (including Section 9.1 and the Fee Letter).
            Section 4.1.11	Federal Reserve Form U-1 or G-3.  The
Administrative Agent shall have received on behalf of the
Lender that is subject to such regulations a Federal Reserve
Form U-1 or Form G-3, as the case may be, duly completed and executed by the Borrower and the Lender.
            Section 4.1.12	Satisfactory Legal Form.  All corporate and
other actions or proceedings taken or required to be taken in connection with the transactions contemplated hereby and all agreements, instruments and documents executed or submitted
pursuant to this Section 4.1 by or on behalf of the Borrower shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel; all certificates and opinions delivered pursuant to this Article IV shall be
addressed to the Administrative Agent and the Lender, or the
Administrative Agent and the Lender shall be expressly
entitled to rely thereon; the Administrative Agent and its
counsel shall have received all information, and such number of counterpart originals or such certified or other copies of such information, as the Administrative Agent or its counsel may reasonably request; and all legal matters incident to the transactions contemplated by this Agreement shall be
satisfactory to counsel to the Administrative Agent.
            Section 4.1.13	Independent Public Accountant.  The
Administrative Agent shall have received a copy of an
engagement letter between the Borrower and the Independent
Public Accountant pursuant to which the Independent Public
Accountant agrees for the period specified therein to prepare the reports required to be prepared by it pursuant to Section
6.1.2(d).
            Section 4.2.	All Loans.  Notwithstanding any other
provision of this Agreement, without duplication of any
conditions precedent required to be satisfied pursuant to
Section 4.1, the obligations of the Lender to make any Loan
shall be subject to the satisfaction or waiver of each of the conditions precedent set forth in this Section 4.2.
            Section 4.2.1	Compliance with Warranties, Total Maximum
Commitment, No Default, etc.  Both immediately before and
after giving effect to each Loan:
                  (a)	the representations and warranties set
forth in Article V shall be true and correct in all material respects with the same effect as if then made (unless stated
to relate solely to an earlier date, in which case such
representations and warranties shall be true and correct as of such earlier date);
                  (b)	all representations and warranties set
forth in each of the Collateral Documents shall be true and
correct in all material respects with the same effect as if
then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be
true and correct as of such earlier date);
                  (c)	no Default as defined in clause (ii)
thereof exists or no Event of Default has occurred;
                  (d)	the sum of the (i) aggregate amount of all
Loans outstanding and Loans requested to be made and (ii)
aggregate Liquidation Preference of all Preferred Stock issued and requested to be issued shall not exceed the Total Maximum
Commitment at such time (determined, without duplication,
after giving effect to the receipt by the Borrower of the
proceeds of the requested Loan(s) and the use by the Borrower on such date of such proceeds);
                  (e)	the Borrower shall be in full compliance
with the Asset Value Tests; and
                  (f)	the Uniform Commercial Code Financing
Statements (or other similar instruments or documents)
referred to in Section 4.1.3(a)(i) shall have been filed in
all jurisdictions identified in Schedule 3.
            Section 4.2.2	Borrowing Request, etc.  The Administrative
Agent shall have received a Borrowing Request.  Each of the
delivery of any such Borrowing Request and the acceptance by the Borrower of the proceeds or other benefits of any Loan
shall constitute a representation and warranty by the Borrower that on the date of such request for a Loan, and immediately before and after giving effect to the application of any
proceeds of any Loans requested thereby, all statements set
forth in Section 4.2.1 are true and correct in all material
respects.
            Section 4.2.3	Regulations T, U and X.  Immediately after
such Borrowing, the Borrower shall be in compliance with Regulations T, U and X.
ARTICLE V

REPRESENTATIONS AND WARRANTIES
      In order to induce the Lender and the Administrative
Agent to enter into this Agreement, to engage in the
transactions contemplated herein and in the other Credit
Documents and, in the case of the Lender, to make the Loans
hereunder, the Borrower represents and warrants as of the
Closing Date (unless a specific date is specified below) to
the Lender and the Administrative Agent as set forth in this
Article V that:
            Section 5.1.	Organization, Power, Authority, etc.  The
Borrower is a corporation duly formed, validly existing and in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing in each
jurisdiction where the nature of its business requires such
qualification to the extent required pursuant to Sections
6.1.3 and 6.1.4 (except for any failures to be so qualified, which, in the aggregate would not have a Material Adverse
Effect), and has full power and authority and holds all
requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this
Agreement, the Note and each other Credit Document and each
Transaction Document to which it is a party and to own and
hold under lease its property and to conduct its business
substantially as currently conducted by it (except for any
failure to hold any such licenses, permits and/or other
approvals, which, in the aggregate would not have a Material
Adverse Effect). The Borrower is in compliance with all
Applicable Laws in all material respects.  The Preferred Stock and the Common Stock of the Borrower has been validly
authorized.
            Section 5.2.	Due Authorization, Non-Contravention, etc.
The execution and delivery by the Borrower of this Agreement, the Note, each other Credit Document and each Transaction
Document to which it is a party, the performance by the
Borrower of its obligations hereunder and thereunder, all
Loans obtained hereunder by the Borrower, the granting of the
Liens provided for in the Collateral Documents and the
consummation of all other actions incidental to any thereof
have been duly authorized by all necessary action, do not and shall not conflict with, result in any violation of, or
constitute any default under, any provision of any Organic
Document or Contractual Obligation of the Borrower or any law
or governmental regulation or court decree or order
(including, without limiting the foregoing, Section 18 of the
Investment Company Act, or any successor provision thereto,
and any applicable "asset coverage" maintenance requirements set forth therein) and shall not result in or require the
creation or imposition of any Lien on any of the Borrower's
properties pursuant to the provisions of any Contractual
Obligation (other than the Liens provided for in the
Collateral Documents and the Liens permitted by Section
6.2.3).
            Section 5.3.	Government Approval, Regulation, etc.  The
Borrower has been registered as an investment company under
the Investment Company Act and, as of the Closing Date, is a
Closed-end Company for purposes of the Investment Company Act.
Except for the Investment Company Act and the rules and
regulations promulgated thereunder, the Borrower is not
subject to regulation under any federal or state statute or
regulations that limits its ability to incur Debt.  No other
Approval is required for the due execution, delivery or
performance by the Borrower of this Agreement, the Note, or
any other Credit Document or any Transaction Document or the consummation of any transactions contemplated hereby or
thereby, except for all material authorizations, approvals,
actions, notices or filings that have been duly obtained or
made and are in full force and effect.
            Section 5.4.	Validity, etc.  This Agreement has been
duly executed and delivered by the Borrower and, assuming due authorization, execution and delivery by each other party thereto, constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms; and
the Note and each of the other Credit Documents and each
Transaction Document to which the Borrower is a party shall, on the due execution and delivery thereof, assuming due
authorization, execution and delivery by each other party
thereto, constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with their respective terms, in each case except as enforceability may be limited by
(i) applicable bankruptcy, insolvency, reorganization,
arrangement, moratorium, fraudulent conveyance, redemption,
reinstatement, and other laws affecting the enforcement of
creditors' rights generally and (ii) general principles of
equity.
            Section 5.5.	Financial Information.  With respect to any
representation and warranty which is deemed to be made after the date hereof by the Borrower, the balance sheet and
statements of operations, of Company Equity, earnings and of cash flow, which as of such date shall most recently have been furnished by or on behalf of the Borrower to the Lender and
the Administrative Agent for the purposes of or in connection with this Agreement or any transaction contemplated hereby,
shall have been prepared in accordance with GAAP consistently applied (except as disclosed therein), and shall present
fairly the consolidated financial condition of the Borrower as at the dates thereof for the periods then ended, subject, in the case of six-month statements, to normal year-end audit
adjustments, purchase accounting adjustments and such other
exceptions specifically noted in the notes thereto.
            Section 5.6.	Accuracy of Reports and Other Information.
All written or electronic information, financial statements or reports (excluding projections and forward-looking
information) regarding the Borrower and the Investment Manager furnished by the Borrower to the Administrative Agent and the
Lender in connection with this Agreement on or prior to the
Closing Date are as of the Closing Date (or, if supplemented, as of the date of such supplement) accurate, true and complete in all material respects, and no such information, financial statement or report as of the Closing Date (or, if
supplemented, as of the date of such supplement) omits to
state any material fact necessary to make such information, in light of the circumstances under which such statements were
made, not misleading; provided that all Borrowing Requests,
Conversion Requests and Notices of Reduction shall be
accurate, true and complete as of each date of delivery;
provided, further, that solely with respect to written or
electronic information furnished by the Borrower which was
provided to the Borrower from an Obligor or any non-Affiliated third party, such information need only be accurate, true and complete to the actual knowledge (after due investigation and inquiry) of an Authorized Officer of the Borrower.
            Section 5.7.	Litigation, etc.  There is no pending or,
to the best knowledge of the Borrower, threatened, litigation, action, proceeding, order, investigation or claim, at law or in equity or before or by any Governmental Authority affecting the Borrower, any Financing Subsidiary or the Investment
Manager or any of their respective properties, assets or
revenues that could reasonably be expected to result in or
constitute a Material Adverse Effect.
            Section 5.8.	Margin Stock; Regulations T, U and X.  The
Borrower is not in violation of any provision of Section 7 of the Exchange Act, and no part of the proceeds of any Loans
have been or will be used, directly or indirectly, either (i)
for the purpose, whether immediate, incidental or ultimate, of
"buying" or "carrying" any Margin Stock within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or (ii) for any
purpose if, in the case of either clauses (i) or (ii), as a
result the provisions of the regulations (including
Regulations T, U or X) of the FRS Board are violated.  If
requested by the Lender or the Administrative Agent, the
Borrower will furnish to the Administrative Agent and the
Lender a statement to the foregoing effect in conformity with the requirements of Federal Reserve Form G-3 or Federal
Reserve Form U-1, as applicable, referred to in Regulation U.
            Section 5.9.	Pension and Welfare Plans.
                  (a)	Neither the Borrower nor any ERISA
Affiliate maintains, contributes to (or is obligated to
contribute to) or has any liability to any Pension Plan or
Welfare Plan (other than with respect to a fully-insured
Welfare Plan), unless such maintenance, contribution or
liability, in the aggregate, would not have a Material Adverse
Effect.  Neither the Borrower, nor any ERISA Affiliate has at
any time maintained or contributed to (or has been obligated to contribute to) any Pension Plan or Welfare Plan (other than a fully-insured Welfare Plan), unless such maintenance or
contribution would not have a Material Adverse Effect.
                  (b)	None of the assets of the Borrower
constitute Plan Assets.
                  (c)	There are no material collective bargaining
agreements covering any employees of the Borrower or of any of the Borrower's ERISA Affiliates (other than those entities
which have become an ERISA Affiliate of the Borrower as a
result of the Borrower's investment in such entities) or with respect to which the Borrower or any of its ERISA Affiliates
(other than those entities which have become an ERISA
Affiliate of the Borrower as a result of the Borrower's
investment in such entities) has or could have any material
liability or responsibility.
            Section 5.10.	Subsidiaries.  Except for any Financing
Subsidiary, the Borrower has no Subsidiaries.
            Section 5.11.	Taxes.  The Borrower and each Financing
Subsidiary has filed or caused to be filed all tax returns
required by law to have been filed by it (except for such tax returns with respect to which the failure to file timely would not have a Material Adverse Effect); to the best of the
Borrower's knowledge, all such tax returns are true and
correct in all material respects; and the Borrower has paid or withheld (as applicable) all material taxes and governmental charges thereby shown to be owing or required to be withheld, except any such taxes or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.
            Section 5.12.	Absence of Default.  No Default exists or
would result from the incurrence of any Obligations by the
Borrower or from the grant or perfection of the Liens on the
Collateral pursuant to the Pledge Agreement.  The Borrower is not in default under or with respect to (a) any Contractual
Obligation in any respect that, individually or together with all such defaults, could reasonably be expected to have a
Material Adverse Effect, or that would, if such default had
occurred after the Closing Date, create an Event of Default
under Section 7.1 or (b) any governmental regulation or court decree or order or under any law, which default would be
reasonably expected to have a Material Adverse Effect.
            Section 5.13.	Ownership of Properties.  The Borrower and
each Financing Subsidiary owns and has good title to all of
its respective properties and assets, of any nature
whatsoever, free and clear of all Liens, except as permitted pursuant to Section 6.2.3.
            Section 5.14.	Real Property.  The Borrower owns no real
property, except for such real property as the Borrower may
have acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or other
similar process or proceeding in respect of a Fund Investment, which acquisition shall be promptly disclosed to the
Administrative Agent at the time of such acquisition (it being understood that owning Fund Investments secured by real
property or interests in real property is not owning real
property for purposes of this representation).
            Section 5.15.	Asset Value Tests.  The Asset Value Tests
(measured as of the most recent date specified in the
definition of Excess Date) are fully satisfied and will be
fully satisfied immediately after the making of each Loan or the issuance of Preferred Stock, as applicable.
            Section 5.16.	Environmental Warranties.  The Borrower
neither owns nor leases, nor has it ever owned or leased, any facilities or property the ownership of or leasehold interest in which, with the passage of time, or the giving of notice or both, would give rise to liability (including any contingent liability) under any Environmental Law except such liability, if any, as would not reasonably be likely to result in or
constitute a Material Adverse Effect.
            Section 5.17.	Borrower's Business.  The Borrower does not
engage in any business or activity other than as contemplated or permitted by the Prospectus, including (a) issuing the Note and incurring Loans pursuant to this Agreement, issuing,
selling, redeeming and repurchasing Preferred Stock (including any permitted refinancings thereof) pursuant to the Borrower
Organization Agreement, issuing, selling and repurchasing
Common Stock, acquiring, owning, holding, selling, exchanging, redeeming, pledging, structuring, negotiating, originating,
syndicating, contracting for the management of (including
entering into the Investment Management Agreement) and
otherwise dealing with Fund Investments and other instruments and property in connection therewith and in accordance with
the terms hereof (including acquiring majority or controlling interests in operating companies as a result of such
activities), (b) issuing or incurring obligations permitted by
Section 6.2.2, (c) owning the equity of any Financing
Subsidiaries, (d) engaging in other activities permitted by
the Borrower Organization Agreement, including establishing
investment committees and investment policies, earning
origination, management, funding, break-up and similar fees
with respect to Fund Investments, obtaining governance power with respect to certain Fund Investments and co-investing with related parties and other Persons and (e) engaging in any
other activities which are necessary, suitable or appropriate to accomplish the foregoing or are incidental thereto,
connected therewith or ancillary thereto.
            Section 5.18.	Collateral Documents.  The provisions of
the Pledge Agreement and the Control Agreement executed or to be executed by the Borrower shall, upon the due execution and delivery thereof in accordance herewith, together with the
making of all filings and recordings in locations referred to in Schedule 3 and the taking of possession of the Collateral in accordance with the provisions of the Collateral Documents, be effective to create a valid and perfected first priority
Lien (subject only to Permitted Liens) in all right, title and interest of the Borrower in the Collateral in accordance with the terms of the Pledge Agreement.
            Section 5.19.	Investment Management Agreement.  The
Investment Management Agreement has been duly authorized,
executed and delivered by the Investment Manager, and is its valid and binding agreement, assuming due authorization,
execution and delivery by the other parties thereto and in
each case except as enforceability may be limited by (i)
applicable bankruptcy, insolvency, reorganization,
arrangement, moratorium, fraudulent conveyance, redemption,
reinstatement, and other laws affecting the enforcement of
creditors' rights generally and (ii) general principles of
equity. The Investment Management Agreement is in full force and effect and no breach exists thereunder that could
reasonably be expected to have a Material Adverse Effect.  The
Investment Manager is authorized to act on behalf of the
Borrower as provided under the terms of the Investment
Management Agreement; provided that the Borrower shall provide a certificate of the Persons so authorized as provided in
Section 4.1.1(a)(ii).
            Section 5.20.	Use of Proceeds.  The proceeds of the Loans
made hereunder shall be used by the Borrower in accordance
with its Prospectus for (i) general corporate purposes and
(ii) the purpose of making investments in Fund Investments,
paying dividends on, redeeming, repurchasing and paying any
liquidation preference with respect to, Preferred Stock and
Common Stock to the extent such payments are permitted
hereunder, capitalizing Financing Subsidiaries, paying
principal, interest, commitment fees and other amounts on Debt and paying, or reimbursing others of the payment of, fees and expenses incurred in connection with the formation and
operation of the Borrower and the Financing Subsidiaries, the
arranging of the Loans and the execution, delivery and
performance of this Agreement and the other Transaction
Documents including, but not limited to, the payment of fees payable to, and reimbursement of expenses of, the Investment
Manager pursuant to the Investment Management Agreement and
the payment of premiums due to any insurer, and the payment of other ongoing professional and administrative fees and
expenses associated with the business and operation of the
Borrower and the Financing Subsidiaries incurred in the
ordinary course of business, or as otherwise determined to be incurred by the Borrower.
            Section 5.21.	Credit Documents.  Each of the Credit
Documents to which it is a party has been duly authorized,
executed and delivered by the Borrower, and is its valid and binding agreement, assuming due authorization, execution and delivery by the other parties thereto and in each case except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, arrangement, moratorium,
fraudulent conveyance, redemption, reinstatement, and other
laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity.  The Borrower has
delivered to the Administrative Agent a true, correct and
complete copy of each Credit Document on the Closing Date.
Each Credit Document is in full force and effect in the form so delivered to the Administrative Agent except as amended
pursuant to Section 6.2.8 or as otherwise terminated in
accordance with its terms.
            Section 5.22.	Offering in Compliance with Securities
Laws.  The Borrower has issued all of its outstanding Common
Stock pursuant to an effective Registration Statement or an
exemption from registration, or otherwise in compliance with all federal and state securities laws applicable thereto in
all material respects.
            Section 5.23.	Investment Policies.  The Borrower is in
compliance in all material respects with all of its
fundamental Investment Policies.
            Section 5.24.	Permission to Borrow.  The Borrower is
permitted to borrow Loans hereunder pursuant to the limits and restrictions set forth in its Prospectus.
            Section 5.25.	Restatement and Reaffirmation.  The
Borrower hereby restates and reaffirms the representations and warranties set forth in the Collateral Documents. Such representations and warranties shall be incorporated by reference herein with the same effect as if fully set forth herein.
ARTICLE VI

COVENANTS
            Section 6.1.	Affirmative Covenants.  The Borrower agrees
with the Administrative Agent and the Lender that, until the
Commitment has been terminated and all principal and interest on the Loans and all other Obligations then due and payable
have been paid and performed in full, the Borrower shall
perform the Obligations set forth in this Section 6.1.
            Section 6.1.1	Portfolio Limitations.  During the period
on and after the Closing Date and prior to the Effective Date, the Borrower will use the proceeds from the Loans and the
Preferred Stock to purchase Fund Investments and for other
uses permitted pursuant to Section 5.20. Such Fund Investments will from and after the Effective Date satisfy the Portfolio
Limitations as of any trade date with respect to such Fund
Investment or, if any Portfolio Limitation is not satisfied on any such date after the Effective Date, the relevant
requirements thereof must be maintained or improved after
giving effect to such purchase.
            Section 6.1.2	Financial Information, etc.  The Borrower
shall promptly furnish to the Administrative Agent, and the
Administrative Agent shall furnish to the Lender, copies of
the following financial statements, reports and information:
                  (a)	as soon as available and in any event
within ninety (90) days after the end of each fiscal year of the Borrower (beginning with the year ended December 31,
2011),  the Financial Statements for such fiscal year, setting forth in comparative form the figures for the previous fiscal year, if any, reported on without material qualification by
Independent Public Accountant, it being understood that a
qualification relating only to valuation methodology shall not be deemed a material qualification if the Borrower has
otherwise complied with Section 6.1.1;
                  (b)	as soon as available and in any event
within seventy-five (75) days after the end of the first six-
month period of each fiscal year of the Borrower, the
Financial Statements for such six-month period, setting forth in the case of each six-month period ending on or after June
30, 2011 in comparative form the figures for the corresponding six-month period and the corresponding portion of the previous fiscal year, all certified (subject to normal year-end
adjustments) as to fairness of presentation, GAAP and
consistency by an Authorized Officer of the Borrower;
                  (c)	simultaneously with the delivery of each
set of Financial Statements referred to in clauses (a) and (b)
above, (A) a certificate of an Authorized Officer of the
Borrower in the form of Exhibit F hereto (x) setting forth (i)
Company Equity as of the last day of the six-month period of the Borrower most recently ended; (ii) the aggregate amount of
Restricted Payments made during such six-month period; and
(iii) the aggregate principal amount of Debt of the Borrower described in clause (ii) of Section 6.2.2 in each case as of the last day of such fiscal year or six-month period; and (y)
stating whether any Default exists on the date of such
certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;
                  (d)	simultaneously with the delivery of each
set of Financial Statements referred to in clause (a) above, a statement of the Independent Public Accountant which reported on such statements as to whether, in connection with their
audit, anything has come to their attention to cause them to believe that the Borrower failed to comply with the terms,
covenants, provisions, or conditions of Sections 3.3, 6.1.2,
6.1.19, 6.2.2, 6.2.3 and 7.1.2, insofar as they relate to
financial and accounting matters as of the date of such
statements and, if such failure has come to their attention, a statement as to the nature thereof; provided that such audit was not directed primarily toward obtaining knowledge of
noncompliance with such Sections;
                  (e)	on each Business Day, the Borrower shall
cause the Custodian to deliver to the Administrative Agent a report (which can be in the form of an Excel spreadsheet or
other software program) calculating the Fund Asset Value and setting forth the Market Value for each Fund Investment;
                  (f)	on each Reporting Date, (x) the Borrower
shall cause the Custodian to deliver to the Administrative
Agent a monthly report (the "Monthly Report") signed by an
authorized officer of the Custodian (i) calculating the Fund
Asset Value as of the most recent Determination Date, (ii)
setting forth the Market Value for each Fund Investment as of the most recent Determination Date, (iii) calculating the
Asset Value Tests and the Portfolio Limitations as of the most recent Determination Date and giving notice of any non-
compliance therewith; and (iv) setting forth the purchases and sales of any Fund Investments; and (y) the Borrower shall
deliver to the Administrative Agent a written certification
that no Default has occurred;
                  (g)	promptly upon the execution thereof, copies
of any amendment to any Transaction Document to which the
Administrative Agent is not a party;
                  (h)	from time to time, such other information
or documents (financial or otherwise) as the Administrative
Agent may reasonably request; and
                  (i)	promptly upon obtaining actual knowledge
thereof, any material correction, revision or restatement with respect to the information referred to above.
            Section 6.1.3	Maintenance of Borrower's Existence, etc.
The Borrower shall cause to be done at all times all things
necessary to maintain and preserve its existence and the
rights (statutory and other) and franchises (including
licenses, authorizations and permits necessary to the
operation of its businesses) used in the conduct of its
business, including preservation of its status as a
corporation in good standing under the laws of the State of
Maryland, and to engage in the Borrower's investment business in accordance with its Investment Policies, Prospectus and
Registration Statement.
            Section 6.1.4	Foreign Qualification.  The Borrower shall
cause to be done at all times all things necessary to be duly qualified to do business and be in good standing in each
jurisdiction where the failure so to qualify would have a
Material Adverse Effect.
            Section 6.1.5	Payment of Taxes and Other Claims.  The
Borrower shall pay or discharge or cause to be paid or
discharged, before the same shall become delinquent, all
taxes, assessments and other governmental charges levied or
imposed upon the Borrower or any Financing Subsidiary or upon any of their respective income, profits or property; provided that the Borrower shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or
charge, (i) the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves in accordance
with GAAP have been made or (ii) the failure of which to pay or discharge could not have a Material Adverse Effect or a
material adverse effect on the Collateral.
            Section 6.1.6	Insurance.  The Borrower and each Financing
Subsidiary shall maintain, directly or through an Affiliate, with reputable, financially sound insurance companies,
insurance with respect to its properties and business against such liabilities and contingencies and of such types and in
such amounts as is customary in accordance with prudent
business practice in the case of similar businesses engaged in the activities described in Section 5.17, including fidelity bond coverage and director and officer (and manager) liability insurance and shall furnish to the Administrative Agent (which shall furnish to the Lender) on the Closing Date, and no later than January 31 of each year (commencing January 31, 2012), a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the
Borrower or such Financing Subsidiary (or such Affiliate) in accordance with this Section 6.1.6.  The Borrower and each
Financing Subsidiary, directly or through an Affiliate, shall retain all the incidents of ownership of the insurance
maintained pursuant to this Section 6.1.6 and shall not borrow upon or otherwise impair its right to receive the proceeds of such insurance.
            Section 6.1.7	Notice of Default, Litigation, etc.  The
Borrower shall give prompt notice (with a description in
reasonable detail of the nature and period of existence
thereof and of the actions which the Borrower has taken and
proposes to take with respect thereto) to the Administrative
Agent, who shall furnish a copy thereof to the Lender, of:
                  (a)	the occurrence of any known Default;
                  (b)	(i) the occurrence of any known breach
under any Collateral Document and (ii) the receipt of any
notice of any breach under any Collateral Document that in
each case could reasonably be expected to have a Material
Adverse Effect;
                  (c)	any litigation, arbitration or governmental
investigation or proceeding not previously disclosed by the
Borrower to the Administrative Agent or the Lender which has been instituted or, to the knowledge of an Authorized Officer of the Borrower, is threatened against the Borrower or to
which any of its properties, assets or revenues is subject
which (i) would be reasonably likely to have a Material
Adverse Effect or (ii) relates to this Agreement, any
Collateral Document, any other Credit Document or any
transactions contemplated hereunder or thereunder;
                  (d)	any change in the Borrower's Prospectus or
Registration Statement involving Investment Policies which
would increase the borrowing limits provided for in the
Borrower's Prospectus; and
                  (e)	any material adverse development which
shall occur in any litigation, arbitration or governmental
investigation or proceeding previously disclosed by the
Borrower to the Administrative Agent or the Lender.
            Section 6.1.8	Performance of Obligations.  The Borrower
shall comply with the provisions of all other contracts or
agreements (other than the Credit Documents) to which it is a party or by which it is bound and pay all obligations which it has incurred or may incur pursuant to any such contract or
agreement as such obligations become due, except to the extent
(i) the amount or validity thereof is currently being
contested in good faith by appropriate proceedings and
reserves in conformity with GAAP with respect thereto have
been provided on the books of the Borrower or (ii) the failure to comply with such contracts and agreements could not
reasonably be expected to result in a Material Adverse Effect.
            Section 6.1.9	Audits; Books and Records.  The
Administrative Agent may (and, at the request of the Lender, shall) conduct physical audits at the expense of the Borrower, using the Administrative Agent's own personnel and/or agents employed on the Administrative Agent's behalf, of the assets of the Borrower as often as the Administrative Agent may
reasonably deem necessary or desirable, the results of which, in any case where such audit has been conducted by a third-
party agent, the Administrative Agent shall (subject to the
last proviso of this sentence) promptly report to the Lender;
provided that at any time prior to the occurrence of a
Default, the Administrative Agent may conduct only one (1)
audit per annum and the Borrower shall be obligated to pay
only the accounting and other similar costs directly incurred by the Lender in connection with such audit (and not any
travel, expense, food, entertainment and rooming charges of
any employee of the Lender), including the reasonable and
documented out-of-pocket costs and expenses of any third-party agents of the Administrative Agent.  The Borrower shall keep proper books and records reflecting all of its business
affairs and transactions in accordance with GAAP and permit
the Administrative Agent and the Lender, on no less than five
(5) Business Days prior notice and at reasonable times and
intervals during ordinary business hours, to visit all of its offices and to discuss its financial matters with officers of the Borrower and its independent public accountants.  The
Borrower shall permit the Administrative Agent, on reasonable notice and at reasonable times and intervals during ordinary business hours, to examine and make copies of any of the books or other records of the Borrower.  The Borrower shall pay any reasonable fees of such independent public accountants or
otherwise incurred in connection with the exercise by the
Administrative Agent of its rights pursuant to this Section
6.1.9.
            Section 6.1.10	Compliance with Laws, etc.  The Borrower
shall comply with all Applicable Law in respect of the conduct of its business and the ownership of its properties, except
such as are being contested in good faith and by appropriate proceedings in such manner as not to cause any Material
Adverse Effect, and except for such non-compliance as shall
not, individually or in the aggregate, have a Material Adverse
Effect.  Without limiting the foregoing, the Borrower shall
comply with Section 18 of the Investment Company Act or any
successor provision thereto, and any applicable "asset
coverage" maintenance requirements set forth therein.
            Section 6.1.11	Environmental Matters.  Except as would not
reasonably be expected to have a Material Adverse Effect, the
Borrower and each Financing Subsidiary shall use and operate all of their respective real properties, if any, in compliance with all Environmental Laws.
            Section 6.1.12	Maintenance of Property.  The Borrower
shall, at its expense:
                  (a)	acquire and maintain the Fund Investments
included or to be included in the Collateral in a manner that shall enable the Borrower to cause such property to be subject to the Liens of the Collateral Documents;
                  (b)	obtain the consent or approval of any
Person whose consent or approval is required in connection
with the grant of Liens by the Borrower in any such property to or for the benefit of the Secured Parties; and
                  (c)	maintain and keep its properties that are
used or useful to its business in good repair, working order and condition, and from time to time make all necessary or
desirable repairs, renewals and replacements, so that its
businesses may be properly and advantageously conducted at all times.
            Section 6.1.13	Delivery; Further Assurances.  The Borrower
shall, at its expense:
                  (a)	execute and deliver any and all instruments
necessary or as the Administrative Agent may reasonably
request to grant and perfect a first priority Lien on all of the Collateral, except for Permitted Liens, and, without any request by the Administrative Agent or any Person, deliver or cause to be delivered promptly to the Custodian, or any
designee thereof, in due form for transfer (duly endorsed in blank or, if appropriate, accompanied by duly executed blank stock or bond powers or any instrument or certificate
accompanying or previously delivered to the Custodian
permitting the Custodian to exercise the Borrower's rights of transfer when permitted hereunder or under the Pledge
Agreement) or issued in the name of the Custodian or its
nominee or agent (or any designee of the Custodian), all
certificated securities, chattel paper, instruments and
documents of title, if any, at any time representing all or
any of the Collateral, it being acknowledged by the parties
hereto that such certificated securities, chattel paper,
instruments and documents of title may be subject to
restrictions on transfer either imposed by law or contained in their governing documents or any related documents; and
                  (b)	upon request of the Administrative Agent,
forthwith execute and deliver or cause to be executed by the
Borrower and delivered to the Administrative Agent, in due
form for filing or recording (and pay the cost of filing or
recording the same in all public offices deemed necessary by the Administrative Agent), such assignments, security
agreements, pledge agreements, consents, waivers, financing
statements, stock or bond powers, and other documents, and do such other acts and things, all as the Administrative Agent
may from time to time reasonably request, to establish and
maintain to the reasonable satisfaction of the Administrative
Agent valid perfected Liens of the first priority in all the
Collateral in accordance with the Pledge Agreement (free of
all other Liens, claims, and rights of third parties
whatsoever, except as and solely to the extent other Liens are permitted by Section 6.2.3).
            Section 6.1.14	Investment Manager, etc.
                  (a)	The Administrative Agent shall at all times
be entitled to accept and act upon Borrowing Requests and
payment instructions received from an Authorized Officer of
the Borrower or the Investment Manager designated in a
certificate of the Borrower to that effect provided from time to time to the Administrative Agent (in the form provided in
Section 4.1.1(a)(ii)).
                  (b)	The Custodian shall at all times be the
custodian of all of the Fund Investments and the Collateral, except as provided under the Custody Agreement and the Foreign
Custody Agreement.
                  (c)	The Borrower's auditors shall be Deloitte &
Touche LLP or another nationally recognized firm of
independent public auditors that is reasonably acceptable to the Administrative Agent and the Lender.
            Section 6.1.15	Use of Proceeds. The proceeds of the Loans
made hereunder will be used by the Borrower in accordance with its Prospectus for (i) general corporate purposes and (ii) the purpose of making investments in Fund Investments, paying
dividends on, redeeming, repurchasing and paying any
liquidation preference with respect to, Preferred Stock and
Common Stock to the extent such payments are permitted
hereunder, capitalizing Financing Subsidiaries, paying
principal, interest, commitment fees and other amounts on Debt and paying, or reimbursing others for the payment of, fees and expenses incurred in connection with the formation and
operation of the Borrower and the Financing Subsidiaries, the
arranging of the Loans and the execution, delivery and
performance of this Agreement and the other Transaction
Documents including, but not limited to, the payment of the
fees payable to, and reimbursement of expenses of, the
Investment Manager pursuant to the Investment Management
Agreement and the payment of premiums due to any insurer, and the payment of other ongoing professional and administrative fees and expenses associated with the business and operation of the Borrower, incurred in the ordinary course of business, or as otherwise determined to be incurred by the Borrower and the Financing Subsidiaries. None of such proceeds will be used in violation of its Registration Statement, Applicable Law or, directly or indirectly, for the purpose, whether immediate,
incidental or ultimate, of buying or carrying any Margin Stock for purposes of the regulations of the FRS Board.
            Section 6.1.16	Regulations T, U and X. The Borrower shall
provide a duly completed and executed Federal Reserve Form U-1 or Form G-3, as applicable, to each Person becoming a Lender after the Closing Date pursuant to the terms of this
Agreement. If at any time the Borrower acquires any Margin
Stock, the Borrower will take any and all actions as may be
necessary, or as may be reasonably requested by the
Administrative Agent, to establish compliance with Regulations
T, U and X of the FRS Board, including, without limitation,
furnishing such information relating to such Margin Stock
acquired as is required to register and file periodic reports with the FRS Board.
            Section 6.1.17	Pension and Welfare Plans.
                  (a)	The Borrower and its ERISA Affiliates will
do, or cause to be done, all things necessary to ensure that neither the Borrower nor any ERISA Affiliate maintains,
contributes to (or is obligated to contribute to) or has any liability to any Pension Plan or Welfare Plan (other than with respect to a fully-insured Welfare Plan), unless such
maintenance, contribution or liability, in the aggregate,
would not have a Material Adverse Effect.
                  (b)	The Borrower and its ERISA Affiliates will
do, or cause to be done, all things necessary to ensure that the Borrower will not be deemed to hold Plan Assets at any
time.
                  (c)	The Borrower and its ERISA Affiliates will
do, or cause to be done, all things necessary to ensure that the Fund Investments from time to time effected by the
Borrower do not and will not constitute a nonexempt prohibited transaction (as such term is defined in Section 4975 of the
Code and/or Section 406 of ERISA) that could subject the
Administrative Agent and/or the Lender to any tax or penalty on prohibited transactions imposed under Section 4975 of the
Code and/or Section 502(i) of ERISA.
                  (d)	The Borrower and its ERISA Affiliates will
do, or cause to be done, all things necessary to ensure that neither the Borrower nor any ERISA Affiliate enter into
material collective bargaining agreements covering any
employees of the Borrower or of any of the Borrower's ERISA
Affiliates (other than those entities which have become an
ERISA Affiliate of the Borrower as a result of the Borrower's investment in such entities) or with respect to which the
Borrower or any of its ERISA Affiliates (other than those
entities which have become an ERISA Affiliate of the Borrower as a result of the Borrower's investment in such entities) has or could have any material liability or responsibility.
            Section 6.1.18	Ownership of Properties.  The Borrower and
each Financing Subsidiary owns and has good title to all of
its properties and assets, of any nature whatsoever, free and clear of all Liens, except as permitted pursuant to Section
6.2.3.
            Section 6.1.19	Asset Value Tests.  The Borrower shall
comply with the Asset Value Tests pursuant to the provisions of Section 3.3(c).
            Section 6.1.20	Investment Policies.  The Borrower shall
comply in all material respects with all of its fundamental
Investment Policies.
            Section 6.1.21	Regulated Investment Company. The Borrower
shall promptly notify the Administrative Agent (who shall
provide a copy of such notice to the Lender) if the Borrower elects not to be treated as, or becomes ineligible to be
treated as, a regulated investment company for U.S. federal
income tax purposes.
            Section 6.1.22	Closed-end Company Status. The Borrower
shall promptly notify the Administrative Agent (who shall
provide a copy of such notice to the Lender) when the Borrower elects not to maintain, or fails to maintain, its
classification as a Closed-end Company.
            Section 6.1.23	Withholding. If the provisions of Sections
1471 through 1474 of the Code or any regulations promulgated thereunder or under published administrative guidance from the
IRS implementing such law become applicable to any payments to the Borrower made in respect of the Collateral, the Borrower shall exercise its commercially reasonable efforts to avoid
the imposition of any withholding tax in respect of such
payments under such provisions.
            Section 6.2.	Negative Covenants. The Borrower agrees
with the Administrative Agent and the Lender that, until the
Commitment has been terminated and all principal and interest on the Loans and all other Obligations then due and payable
have been paid and performed in full, the Borrower shall
perform the Obligations set forth in this Section 6.2.
            Section 6.2.1	No Other Business; Subsidiaries. The
Borrower shall not engage in any business or activity other
than as contemplated or permitted by the Prospectus, including
(a) issuing the Note and incurring Loans pursuant to this
Agreement, issuing, selling, redeeming and repurchasing
Preferred Stock (including any permitted refinancings thereof)
pursuant to the Borrower Organization Agreement, issuing,
selling and repurchasing Common Stock, acquiring, owning,
holding, selling, exchanging, redeeming, pledging,
structuring, negotiating, originating, syndicating,
contracting for the management of (including entering into the
Investment Management Agreement) and otherwise dealing with
Fund Investments and other instruments and property in
connection therewith and in accordance with the terms hereof
(including acquiring majority or controlling interests in
operating companies as a result of such activities), (b)
issuing or incurring obligations permitted by Section 6.2.2,
(c) owning the equity of any Financing Subsidiaries, (d)
engaging in other activities permitted by the Borrower
Organization Agreement, including establishing investment
committees and investment policies, earning origination,
management, funding, break-up and similar fees with respect to
Fund Investments, obtaining governance power with respect to certain Fund Investments and co-investing with related parties and other Persons and (e) engaging in any other activities
which are necessary, suitable or appropriate to accomplish the foregoing or are incidental thereto, connected therewith or
ancillary thereto. Notwithstanding anything to the contrary
contained in this Section 6.2.1 or elsewhere in this
Agreement, the Borrower shall have no Subsidiaries other than the Financing Subsidiaries.
            Section 6.2.2	Limitations on Debt or Equity Securities.
The Borrower shall not create, incur, assume or suffer to
exist or otherwise directly or indirectly become or be liable (collectively, "Incur" and, with correlative meanings,
"Incurred" and "Incurrence") in respect of any Debt or issue any equity securities, other than:
                  (i)	Debt in respect of the Loans in an
aggregate principal amount not to exceed the Total
Maximum Commitment (including refinancings, refundings or
replacements thereof);
                  (ii)	the Preferred Stock and the Common
Stock;
                  (iii)	Debt in respect of any Hedging and
Short Sale Transaction;
                  (iv)	subject to Section 6.2.13, Debt in
respect of any funding obligation of the Borrower to the
issuer of any Fund Investment;
                  (v)	Debt (other than Debt from borrowed
money) arising in connection with transactions in the
ordinary course of the Borrower's business in connection
with purchasing securities, derivative transactions,
reverse repurchase agreements, synthetic letters of
credit or dollar rolls to the extent such transactions
are permitted under the Investment Company Act and the
Borrower's Investment Policies;
                  (vi)	as set forth in Article V of the
Custody Agreement, Debt in favor of the Custodian
incurred for purposes of clearing and settling purchases
and sales of securities or consisting of extensions of
credit from the Custodian in the ordinary course of
business; and
                  (vii)	to the extent constituting Debt,
Standard Securitization Undertakings in connection with
any Financing Subsidiaries.
            Section 6.2.3	Liens. The Borrower shall not Incur any
Lien upon any property or assets included in the Collateral, whether now owned or hereafter acquired, except the following (collectively, the "Permitted Liens"):
                  (i)	Liens in favor, or for the benefit, of
the Secured Parties Representative granted pursuant to
this Agreement or any Collateral Document, including the
Lien in favor of the Secured Parties Representative
created by the Pledge Agreement;
                  (ii)	Liens of broker-dealers, depositories
and clearing corporations and similar Liens Incurred in
the ordinary course of business, but excluding Liens
created in connection with the purchase of securities on
margin, the short sale of securities on margin or
Securities Lending Transactions (other than Securities
Lending Transactions involving U.S. governmental
securities Incurred as Interest Rate Hedging
Transactions);
                  (iii)	judgment Liens in existence less than
thirty (30) consecutive days after the entry thereof or
with respect to which execution has been stayed, in each
case, so long as the aggregate amount of all such
judgment Liens at any time does not exceed $4,000,000, or
judgment Liens the payment of which is covered in full
(subject to a customary deductible) by insurance;
                  (iv)	any other Lien granted in favor of the
Secured Parties Representative or the Custodian for its
benefit and/or the benefit of the Lender, the Custodian
(and any subcustodian appointed by or on behalf of the
Custodian) or the Administrative Agent granted under the
Pledge Agreement, the Foreign Custody Agreement or the
Custody Agreement;
                  (v)	Liens securing Debt permitted to be
incurred in accordance with Sections 6.2.2(iii) and (v);
and
                  (vi)	any Customary Permitted Liens.
            Section 6.2.4	Performance of Obligations. The Borrower is
hereby authorized to contract with other Persons, including
the Investment Manager, for the performance of actions and
obligations to be performed by the Borrower hereunder by such
Persons and the performance of the actions and other
obligations with respect to the Collateral by the Investment
Manager of the nature set forth in the Investment Management
Agreement. In such event, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Borrower, except that, to the extent an officer's certificate is required to be
delivered by or on behalf of the Borrower, an Authorized
Officer of the Borrower must execute such officer's
certificates on behalf of the Borrower.
            Section 6.2.5	Limitations on Restricted Payments. The
Borrower shall not make any Restricted Payment; provided that the Borrower may, at any time (i) subject to the proviso in
Section 3.4.1(d), make distributions (including dividends) to the Common Stockholders or repurchase, or make payments or
distributions on account of the purchase, redemption,
retirement or acquisition of, the Common Stock in the Borrower pursuant to and in accordance with the Borrower Organization
Agreement or (ii) notwithstanding clause (a) below and in
accordance with the Borrower Organization Agreement, make
distributions to the Preferred Stockholders or repurchase, or make payments or distributions on account of the purchase,
redemption, retirement or acquisition of, the Preferred Stock or make similar payments or distributions of their stated
liquidation preference pursuant to and in accordance with the
Borrower Organization Agreement, in each case, so long as,
immediately after such payments, distributions or repurchases:
                  (a)	no Default as defined in clause (ii)
thereof exists or no Event of Default has occurred; and
                  (b)	all representations and warranties in
Article V hereof are true and correct in all material
respects.
            Notwithstanding the foregoing or anything herein to
the contrary, dividends and distributions in either case in
Cash or other property in any taxable year of the Borrower
shall not be treated as Restricted Payments and may be paid by the Borrower at any time to the extent required for the
Borrower to qualify as a regulated investment company for U.S.
federal income tax purposes and to otherwise minimize federal and state taxes payable by the Borrower, including amounts
estimated in good faith by the Borrower to be required to (a)
reduce to zero for such taxable year or for the previous
taxable year, its investment company taxable income (within
the meaning of section 852(b)(2) of the Code), and reduce to zero the tax imposed by section 852(b)(3) of the Code, and (b)
avoid federal excise taxes for such taxable year imposed by
section 4982 of the Code.
            Section 6.2.6	Change of Name, etc. The Borrower shall not
change (a) the location of its principal place of business,
chief executive office, major executive office, chief place of business or its records concerning its business and financial affairs, (b) without the prior consent of the Lender (which
consent shall not be unreasonably withheld or delayed), its
name or the name under or by which it conducts its business or
(c) its jurisdiction of organization, in each case without
first giving the Administrative Agent, the Lender and the
Secured Parties Representative twenty (20) days' (or such
shorter period as is acceptable to the Secured Parties
Representative) prior written notice thereof and taking any
and all actions that may be necessary, or which the
Administrative Agent may reasonably request, to maintain and preserve all Liens granted pursuant to the Collateral
Documents.
            Section 6.2.7	Merger, Consolidation; Successor Entity
Substituted.  The Borrower shall not consolidate or merge with or into any other Person or sell, lease or otherwise transfer its respective properties and assets substantially as an
entirety to any Person unless the Borrower provides ten (10)
days' prior written notice thereof to the Administrative Agent
(which shall provide a copy of such notice to the Lender) and unless:
                  (i)	the Borrower shall be the surviving
entity, or the Person (if other than the Borrower) formed
by such consolidation or into which the Borrower is
merged or to which the properties and assets of the
Borrower are transferred substantially as an entirety
shall be a Person organized and existing under the laws
of the United States of America, any state thereof or the
District of Columbia, and shall expressly assume, by an
amendment or supplement, executed and delivered to the
Administrative Agent and the Lender, in the case of a
Person succeeding the Borrower, the due and punctual
payment of the principal of and premium and interest on
all Loans and other Obligations and, in the case of a
Person succeeding the Borrower, the performance of every
covenant and every other obligation or liability of this
Agreement and the other Credit Documents on the part of
the Borrower to be performed or observed, all as provided
herein;
                  (ii)	immediately after giving effect to
such transaction, no Default shall have occurred;
                  (iii)	the Borrower shall have delivered to
the Administrative Agent an officer's certificate stating
that such consolidation, merger, conveyance or transfer
and such amendment or supplement to this Agreement comply
with this Section 6.2.7;
                  (iv)	the Lender shall have consented to
such merger, consolidation, sale, lease or transfer
(which consents shall not be unreasonably withheld or
delayed);
                  (v)	the Borrower shall have taken all
steps necessary to preserve the effectiveness, perfection
and priority of the Liens created under the Pledge
Agreement; and
                  (vi)	the Borrower shall have delivered to
the Administrative Agent and the Lender an opinion of
counsel concerning such of the foregoing matters
described in clauses (i) and (v) and such other matters
as the Administrative Agent may reasonably require.
            Upon any consolidation or merger, or any sale,
assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Borrower in accordance with this Section 6.2.7, the successor entity
formed by such consolidation or into which the Borrower is
merged or into which such sale, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement with the same effect as if such successor entity had been named as the Borrower herein.
            Section 6.2.8	Modification of Certain Instruments,
Organic Documents, Agreements, etc. The Borrower shall not:
                  (a)	consent to any amendment, supplement,
waiver, termination or other modification of any of the terms or provisions of the Prospectus or Registration Statement
increasing the borrowing limits specified therein, in each
case without the consent of the Lender, which consent shall
not be unreasonably withheld or delayed;
                  (b)	consent to any amendment, supplement,
waiver, termination or other modification of any of the terms or provisions of any Collateral Document to which the
Administrative Agent is not a party or the Preferred Stock
that would (x) change the scheduled mandatory redemption date of any Preferred Stock to a date earlier than March 24, 2015,
(y) increase the amount of dividend or any other sum payable in respect of any Preferred Stock after issuance or (z)
adversely affect the Lender, in each case, other than any
amendment, supplement or other modification which (i) extends the date or reduces the amount of any required payment,
repurchase or redemption in respect of any Preferred Stock,
(ii) is consented to or approved by the Lender (which consent or approval shall not be unreasonably withheld or delayed), or
(iii) with the consent of the Administrative Agent (which
consent shall not be unreasonably withheld or delayed) serves to correct manifest error or inconsistencies that are
otherwise not material; the Borrower will give the
Administrative Agent (which shall provide a copy of such
notice to the Lender) ten (10) Business Days' prior written
notice (or if ten (10) Business Days' prior written notice is not reasonably practicable, the maximum amount of prior
written notice that is reasonably practicable) of any such
modification, supplement, waiver or termination; or
                  (c)	consent to any material amendment,
supplement or other modification of any of the terms or
provisions of its Organic Documents if such change would have a Material Adverse Effect.
            Section 6.2.9	Agreements Restricting Liens. The Borrower
shall not enter into any agreement which prohibits the
creation or assumption of any Lien upon its properties,
revenues or assets, whether now owned or hereafter acquired, other than the Collateral Documents and covenants in any
agreement relating to Liens permitted pursuant to Sections
6.2.3(ii), (iv), (v) or (vi) (but only with respect to clauses
(d) and (e) of the definition of Customary Permitted Liens)
prohibiting further Liens on the assets encumbered thereby.
            Section 6.2.10	Environmental Matters. Except with respect
to violations which could not reasonably be expected to have a
Material Adverse Effect, the Borrower shall not violate any
Environmental Law.
            Section 6.2.11	Pension and Welfare Plans. The Borrower
shall not Incur any liability or obligation with respect to
any Pension Plan or any Welfare Plan (other than with respect to a fully-insured Welfare Plan). The Borrower shall not
maintain or contribute to (or become obligated to contribute
to) any Pension Plan or Welfare Plan (other than a fully-
insured Welfare Plan).
            Section 6.2.12	Limitation on Subsidiaries.  The Borrower
shall not form Subsidiaries other than Financing Subsidiaries.
            Section 6.2.13	Limitation on Bank Loans. The Borrower
shall not hold any direct purchases of, assignments of,
participations in and other interests in senior debt
(including term loans, revolving credit lines and other
similar loans and investments) that obligate the Borrower,
whether currently or upon the happening of any contingency, to make any revolving extensions of credit to a borrower, unless the Borrower has at all times available to it, within the
notification period specified by the documentation governing such senior debt for the making of any extensions of credit
thereunder, any combination of (i) Cash and (ii) Cash
Equivalents such that the Borrower, upon "regular way"
settlement, will have funds that are sufficient to cover the amount of any such extensions of credit.
            Section 6.2.14	Commodities; Real Estate. The Borrower
shall not purchase or otherwise acquire or receive as a
distribution any commodities or any fee interest in real
property, except for such commodities or fee interest in real property as the Borrower shall have acquired or received as a distribution in connection with a workout, bankruptcy,
foreclosure, restructuring or similar process or proceeding in respect of a Fund Investment; provided that (i) the Borrower shall disclose such acquisition or receipt of any such
commodities or fee interest in real property to the
Administrative Agent promptly following the acquisition or
receipt thereof and (ii) the Borrower shall dispose of such
commodities or fee interest in real property as soon as
practicable in a commercially reasonable manner.
            Section 6.2.15	Margin Stock. The Borrower shall not use
any of the proceeds of the Borrowings (i) to extend "purpose credit" within the meaning given to such term in Regulation U or (ii) directly or indirectly, for the purpose, whether
immediate, incidental or ultimate, of purchasing, otherwise
acquiring or carrying any Margin Stock.
            Section 6.2.16	Limitations on Transactions with
Affiliates. The Borrower shall not, directly or indirectly:
(i) make an investment in any of its Affiliates; (ii) sell, lease or otherwise transfer any assets to any of its Affiliates; (iii) purchase or acquire assets from any of its Affiliates; or (iv) enter into any other transaction directly or indirectly with or for the benefit of any of its Affiliates to the extent any of the foregoing would be prohibited by the Investment Company Act, it being understood that the Borrower may, in compliance with the Investment Company Act, enter into any such transaction with any of its Affiliates or for the benefit of any of its Affiliates in the ordinary course of its business if (x) the monetary or business consideration arising therefrom are likely to be substantially as advantageous to the Borrower as the monetary or business consideration with which it could obtain in a comparable arm's length transaction with a Person not an Affiliate of the Borrower and (y) written notice of such transaction is provided to the Administrative
Agent.
ARTICLE VII

EVENTS OF DEFAULT
            Section 7.1.	Events of Default. The term "Event of
Default" shall mean any of the events set forth in this
Section 7.1.
            Section 7.1.1	Non-Payment of Obligations. The Borrower
shall default in (i) the payment when due (whether at stated
maturity or by acceleration, mandatory prepayment or
otherwise) of any principal hereunder, (ii) the payment when due of interest or fees in respect of any Loan and such
default shall continue unremedied for a period of five (5)
Business Days or more, (iii) the payment when due (whether at stated maturity or by acceleration, mandatory prepayment or
otherwise) of any Liquidation Preference of any outstanding
Preferred Stock, (iv) the payment when due of any dividend in respect of any Preferred Stock and such default shall continue unremedied for a period of five (5) Business Days or more, and
(v) the payment of any other Obligation and such default shall continue unremedied for five (5) Business Days or more after the Borrower's receipt of notice of such default from the
Administrative Agent or the Lender.
            Section 7.1.2	Asset Value Tests.  The Borrower shall fail
to comply with either Asset Value Test and such failure shall continue unremedied pursuant to the provisions of Section
3.3(c).
            Section 7.1.3	Non-Performance of Other Obligations. The
Borrower shall fail to duly perform and observe in any
material respect any covenant, obligation or other agreement contained herein or in any other Credit Document executed by the Borrower (it being understood that (i) any such covenant, obligation or other agreement subject to a "material" or
"materiality" qualification shall be true and correct in all respects and (ii) a failure to comply with the Portfolio
Limitations shall not constitute an Event of Default under
this Agreement), and such failure shall continue unremedied
for a period of twenty (20) Business Days (or, in the case of any violation of Section 18 of the Investment Company Act, or any successor provision thereto, and any applicable "asset
coverage" requirements set forth therein, a period of thirty
(30) days) or more after the earlier of (x) written notice
thereof having been given to the Borrower by the
Administrative Agent or the Lender or (y) the first date on
which an Authorized Officer of the Borrower had actual
knowledge of such default.
            Section 7.1.4	Breach of Warranty. Any representation or
warranty of the Borrower hereunder or of the Borrower in any other Credit Document or in any certificate delivered pursuant hereto or thereto is or shall be incorrect in any material
respect when made or deemed made (it being understood that (i)
any such representation or warranty subject to a "material" or "materiality" qualification shall be true and correct in all respects and (ii) a failure to comply with the Asset Value
Tests or the Portfolio Limitations shall not be a breach of
representation and warranty) and such failure shall continue unremedied for a period of twenty (20) Business Days or more after the earlier of (x) written notice thereof having been
given to the Borrower by the Administrative Agent or the
Lender or (y) the first date on which an Authorized Officer of the Borrower had actual knowledge of such default.
            Section 7.1.5	Legality of Credit Documents.  Any of the
Credit Documents shall cease to be legal, valid and binding
agreements enforceable against the Borrower or the Borrower's successors and assigns (as permitted under the Credit
Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested by the Borrower.
            Section 7.1.6	Default, Acceleration on Other Debt, etc.
(a) An aggregate principal amount of any Debt of the Borrower
(other than the Obligations) or any Financing Subsidiary of
the Borrower equal to $4,000,000 shall become due and payable
(whether at maturity, by required repayment, by acceleration, by demand or otherwise) and not be paid or satisfied in full or (b) the holder of such Debt shall be entitled to require
the Borrower or any such Financing Subsidiary to repay,
repurchase, redeem, defease or otherwise retire for value such
Debt, in whole or in part, prior to its scheduled payment date
(in each case, after giving effect to any grace periods
applicable thereto and other than such Debt which is being
contested in good faith by appropriate proceedings and for
which adequate reserves in accordance with GAAP shall have
been established by the Borrower).
            Section 7.1.7	Judgments. Any final judgments or orders
(not subject to appeal) by one or more courts of competent
jurisdiction for the payment of money in an aggregate amount in excess of $4,000,000 (after giving effect to insurance, if any, available with respect thereto) shall be rendered against the Borrower or any Financing Subsidiary, and the same shall remain unsatisfied, unvacated, unbonded or unstayed for a
period of thirty (30) consecutive days after the date on which the right to appeal has expired.
            Section 7.1.8	Bankruptcy, Insolvency, etc. The Borrower
or the Investment Manager shall:
                  (a)	become insolvent or generally fail to pay,
or admit in writing its inability to pay, Debts as they become due;
                  (b)	apply for, consent to, or acquiesce in, the
appointment of a trustee, receiver, sequestrator or other
custodian for the Borrower or the Investment Manager, as the case may be, or any property of the Borrower or the Investment
Manager, as the case may be, in any bankruptcy,
reorganization, Debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or make a general
assignment for the benefit of creditors;
                  (c)	in the absence of such application, consent
or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the
Borrower or the Investment Manager, as the case may be, or for a substantial part of the property of the Borrower or the
Investment Manager, as the case may be, in any bankruptcy,
reorganization, Debt arrangement or other case or proceeding under any bankruptcy or insolvency law, and such trustee,
receiver, sequestrator or other custodian shall not be
discharged within sixty (60) days;
                  (d)	permit or suffer to exist the commencement
of any bankruptcy, reorganization, Debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in
respect of the Borrower or the Investment Manager, as the case may be, and, if such case or proceeding is not commenced by
the Borrower or the Investment Manager, as the case may be,
such case or proceeding shall be consented to or acquiesced in by the Borrower or the Investment Manager, as the case may be, or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed; or
                  (e)	take any action authorizing, or in
furtherance of, any of the foregoing.
            Section 7.1.9	Failure of Valid, Perfected, First-Priority
Lien. Any Lien on any Collateral granted shall, at any time
after delivery of the respective Collateral Documents, cease to be fully valid and perfected as a first-priority Lien,
except (i) for Permitted Liens or (ii) as otherwise expressly permitted hereunder or under such Collateral Documents, and
such failure shall, if capable of being cured, continue
unremedied for a period of three (3) Business Days after the earlier of (x) written notice thereof having been given to the
Borrower by the Administrative Agent or the Lender or (y) the
first date on which an Authorized Officer of the Borrower had actual knowledge of such default (it being understood that the failure of the Lien of the Secured Parties Representative with respect to any item of Collateral to be a first-priority Lien is not capable of being cured).
            Section 7.1.10	Investment Company Act. The Borrower ceases
to be a registered "investment company" under the Investment
Company Act for more than ninety (90) days.
            Section 7.1.11	Dissolution or Termination of Borrower. The
Borrower shall be dissolved or terminated, and not
reconstituted substantially simultaneously therewith (and in no event later than the same day) in accordance with the
Borrower Organization Agreement and in compliance with the
provisions of Section 6.2.7.
            Section 7.1.12	Removal of the Investment Manager. The
Investment Manager is removed or terminated pursuant to the
Investment Management Agreement (unless replaced by an
Affiliate of the Investment Manager in a transaction that does not result in (y) an "assignment" of the Investment Management
Agreement as such term is defined in the Investment Company
Act or (z) a change of actual control or management of the
Investment Manager) and the Lender has not approved the new
Investment Manager within thirty (30) days.
            Section 7.2.	Action if Bankruptcy. If any Event of
Default described in Section 7.1.8 shall occur with respect to the Borrower, then the outstanding principal amount of all
outstanding Loans and all other Obligations shall
automatically be and become immediately due and payable, and the Commitment shall be automatically terminated, without
further notice, demand or presentment, all of which are
expressly waived.
            Section 7.3.	Action if Other Event of Default. If any
Event of Default (other than any Event of Default described in
Section 7.1.8) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent
may or, upon the direction of the Lender, shall, by notice to the Borrower, declare a Commitment Termination Event. Upon any such declaration, (i) to the extent required by the terms of the Pledge Agreement, the Borrower shall cease purchasing Fund
Investments, (ii) the Administrative Agent or the Lender may
declare the Note to be immediately due and payable in full
(without presentment, demand, protest or notice of any kind
all of which are hereby waived by the Borrower) and all other
Obligations to be due and payable and terminate the
Commitment, whereupon the full unpaid amount of the Note and any and all other Obligations shall be and become immediately due and payable.  In addition, upon any such declaration or
upon any such automatic occurrence, the Secured Parties
Representative, on behalf of the Secured Parties and at the
direction of the Administrative Agent, shall have, in addition to all other rights and remedies under this Agreement or
otherwise, all other rights and remedies provided under the
UCC of the applicable jurisdiction and other Applicable Law, which rights shall be cumulative. If any Event of Default
shall have occurred, the Applicable Margin shall be increased pursuant to the definition thereof, effective as of the date of the occurrence of such Event of Default, and shall apply
after the occurrence of such Event of Default.
            Section 7.4.	Notice of Default. If a Default occurs, the
Administrative Agent shall provide to the Lender written notice of the uncured Default promptly (and, in any event, within two (2) Business Days) after the Administrative Agent becomes aware of such Default.
ARTICLE VIII

THE ADMINISTRATIVE AGENT
            Section 8.1.	Appointment. The Lender hereby designates
Wells Fargo Securities, LLC as Administrative Agent to act as
specified herein and in the other Credit Documents. The Lender hereby irrevocably authorizes, and each Holder of any Note by the acceptance of such Note or any assignee or transferee of an interest under this Agreement pursuant to Section 9.4 shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this
Agreement, the other Credit Documents and any other
instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The
Administrative Agent may perform any of its duties hereunder or under the other Credit Documents by or through its
respective officers, directors, agents, employees or
affiliates.
            Section 8.2.	Nature of Duties. The Administrative Agent
shall not have any duties or responsibilities except those
expressly set forth in this Agreement and the Collateral
Documents. Neither the Administrative Agent nor any of its
officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the
Administrative Agent shall not have by reason of this
Agreement or any other Credit Document a fiduciary
relationship in respect of the Lender or the Holder of any
Note or Loan; and nothing in this Agreement or any other
Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit
Document except as expressly set forth herein or therein.
            Section 8.3.	Lack of Reliance on the Administrative
Agent. Independently and without reliance upon the
Administrative Agent, the Lender and the Holder of each Note or Loan, to the extent it deems appropriate, has made and
shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower in
connection with the making and the continuance of the Loans
and the taking or not taking of any action in connection
herewith and (ii) its own appraisal of the creditworthiness of the Borrower and, except as expressly provided in this
Agreement, the Administrative Agent shall have no duty or
responsibility, either initially or on a continuing basis, to provide the Lender or the Holder of any Note or Loan with any credit or other information with respect thereto, whether
coming into its possession before the making of the Loans or at any time or times thereafter. Neither the Administrative
Agent nor any of its Affiliates, directors, officers, agents, or employees shall be responsible to or have any duty to
ascertain, inquire into or verify for the Lender, or the
Holder of any Note or Loan, any recitals, statements,
information, representations or warranties herein or in any
document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness,
validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower or be required to make any inquiry concerning either the performance or
observance of any of the terms, provisions or conditions of
this Agreement or any other Credit Document, or the
satisfaction of any of the conditions precedent set forth in
Article IV or the financial condition of the Borrower or the existence or possible existence of any Default.
      Without limiting the generality of the foregoing, the
Administrative Agent shall not be responsible to the Lender or the Holders of each Note or Loan for any mistake, omission or error of judgment with respect to the value or valuation,
genuineness, enforceability, existence, perfection or priority of any of the Collateral.
            Section 8.4.	Certain Rights of the Administrative Agent.
If the Administrative Agent shall request instructions from
the Lender, with respect to any act or action (including
failure to act) in connection with this Agreement or any other
Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Lender and the Administrative Agent shall not incur
liability to any Person by reason of so refraining. Without
limiting the foregoing, none of the Lender or the Holder of
any Note or Loan shall have any right of action whatsoever
against the Administrative Agent as a result of the
Administrative Agent acting or refraining from acting
hereunder or under any other Credit Document in accordance
with the instructions of the Lender.
            Section 8.5.	Reliance. The Administrative Agent and the
Lender shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice,
consent, statement, certificate, e-mail, facsimile, order or other document or telephone message believed by it to be
genuine and signed, sent or made by any Person that the
Administrative Agent (or Lender, as applicable) believed to be the proper Person, and, with respect to all legal matters
pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel
selected by the Administrative Agent (which may be counsel for the Borrower).
            Section 8.6.	The Administrative Agent in Its Individual
Capacity. With respect to its obligation to make Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Lender" and may exercise
the same rights and powers as though it were not performing
the duties specified herein; and the term "Lender," "Holders of Notes" or any similar terms shall, unless the context
clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may
accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any Affiliate as if it were not performing the duties
specified herein, and may accept fees and other consideration from the Borrower for services in connection with this
Agreement and otherwise without having to account for the same to the Lender.
            Section 8.7.	Holders of Notes or Loans. The
Administrative Agent may deem and treat the payee of any Note or Loan as the owner thereof for all purposes hereof unless
and until a written notice of the assignment, transfer or
endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or
consent of any Person who, at the time of making such request or giving such authority or consent, is the Holder of any Note or Loan shall be conclusive and binding on any subsequent
holder, transferee, assignee or indorsee, as the case may be, of such Note or Loan or of any Note or Notes issued in
exchange therefor.
            Section 8.8.	Resignation by the Administrative Agent.
                  (a)	The Administrative Agent may resign from
the performance of all its functions and duties hereunder
and/or under the other Credit Documents at any time by giving thirty (30) Business Days' prior written notice to the
Borrower and the Lender. Such resignation shall take effect
upon the appointment of a successor Administrative Agent
pursuant to Sections 8.8(b) and (c) below or as otherwise
provided below.
                  (b)	Upon any such notice of resignation, the
Lender shall appoint a successor Administrative Agent
hereunder or thereunder, who shall be either (i) a commercial bank, investment bank, financial institution or trust company organized under the laws of the United States or of any state thereof and having an office within the United States, with a combined capital and surplus of at least U.S.$200,000,000,
subject to supervision or examination by federal or state
authority, and having a rating of at least "Baa1" by Moody's and at least "BBB+" by S&P or (ii) an Affiliate of such a bank that is, unless an Event of Default has occurred, reasonably acceptable to the Borrower.
                  (c)	If a successor Administrative Agent shall
not have been so appointed within such thirty (30) Business
Day period, the Administrative Agent, with (unless an Event of
Default has occurred) the consent of the Borrower (which
consent shall not be unreasonably withheld), shall then
appoint a successor Administrative Agent who shall serve as
Administrative Agent hereunder or thereunder until such time, if any, as the Lender appoint a successor Administrative Agent as provided above.
                  (d)	If no successor Administrative Agent has
been appointed pursuant to Sections 8.8(b) or (c) above by the thirtieth (30th) Business Day after the date such notice of
resignation was given by the Administrative Agent, the
Administrative Agent's resignation shall become effective and the Lender shall thereafter perform all the duties of the
Administrative Agent hereunder and/or under any other Credit
Document until such time, if any, as the Lender appoint a
successor Administrative Agent as provided above.
            Section 8.9.	Consultation with Experts. The
Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts, in each case of nationally recognized standing, selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts and this Agreement.
ARTICLE IX

MISCELLANEOUS
            Section 9.1.	Payment of Expenses, etc. Subject to
Section 9.15, the Borrower agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all
reasonable and documented out-of-pocket costs and expenses of the Administrative Agent and the Lender incurred in connection with the negotiation, preparation, execution, delivery,
administration (including periodic auditing), renewal,
amendment or modification of, or any waiver or consent issued in connection with, this Agreement, the Credit Documents and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable and
documented fees and out-of-pocket expenses of counsel for the Administrative Agent and the Lender with respect thereto and with respect to advising the Administrative Agent and the
Lender as to their respective rights and remedies under this
Agreement and the other documents to be delivered hereunder or in connection herewith, and all reasonable and documented out-
of-pocket costs and expenses, if any (including reasonable
counsel fees and expenses), incurred by the Administrative
Agent or the Lender in connection with the enforcement of this
Agreement or any Credit Document by such Person and the other documents to be delivered hereunder or in connection herewith;
(ii) pay and hold the Administrative Agent and the Lender
harmless from and against any and all present and future
stamp, sales and excise taxes and fees payable or determined to be payable to any Governmental Authority in connection with the execution, delivery, filing and recording of this
Agreement, the other documents to be delivered hereunder or
any other Credit Document or the funding or maintenance of
Loans hereunder, and hold the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to
the Lender) to pay such taxes; and (iii) indemnify the Lender and the Administrative Agent, their respective officers,
directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, obligations, penalties, actions, judgments, claims, damages, costs or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, (a)
any investigation, litigation or other proceeding (whether or not the Lender is a party thereto) related to the entering
into and/or performance by the Borrower of any Credit Document or the use by the Borrower of the proceeds of any Loans
hereunder or the consummation of any transactions contemplated in any Credit Document, including the reasonable and
documented fees and disbursements of counsel incurred in
connection with any such investigation, litigation or other
proceeding (but excluding any such losses, liabilities,
claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) or (b) the actual or alleged presence of
Hazardous Materials in the air, surface water, groundwater,
surface or subsurface of any real property owned or at any
time operated by the Borrower, the generation, storage,
transportation or disposal of Hazardous Materials at any
location whether or not owned or operated by the Borrower, the noncompliance of any real property owned or at any time operated by the Borrower with Federal, state and local laws, regulations, and ordinances (including applicable permits
hereunder) applicable to any such real property, or any
Environmental Claim asserted against the Borrower, or any such real property, including, in each case, the disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but
excluding in all cases any losses, liabilities, claims,
damages or expenses to the extent incurred by reason of the
bad faith, gross negligence or willful misconduct of the
Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent or the Lender set forth in the preceding sentence may be
unenforceable because it violates any law or public policy,
the Borrower shall make the maximum contribution to the
payment and satisfaction of each of the indemnified
liabilities which is permissible under Applicable Law. Neither the Borrower nor any indemnified Person shall be liable for
any indirect, consequential or punitive damages in connection with its activities related to this Agreement or any other
Credit Document. The agreements in this Section 9.1 shall
survive repayment of the Loans and all other amounts payable hereunder.
            Section 9.2.	Right of Setoff. In addition to any rights
now or hereafter granted under Applicable Law or otherwise,
and not by way of limitation of any such rights, if an Event of Default then exists, the Lender is hereby authorized at any time or from time to time, without presentment, demand,
protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits
(general or special) and any other Debt at any time held or
owing by the Lender (including by branches and agencies of the
Lender wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to the Lender under this Agreement or under any of the other Credit Documents, and all other
claims of any nature or description arising out of or
connected with this Agreement or any other Credit Document,
irrespective of whether or not the Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.  The
Borrower hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to
time against the Administrative Agent, the Lender or their
respective assets.
            Section 9.3.	Notices. Except as otherwise expressly
provided herein, all notices and other communications provided for hereunder shall be in writing (including e-mail or
facsimile) and mailed, e-mailed or faxed, if to the Borrower, the Administrative Agent, and/or the Lender, at its address
specified on Schedule 2 hereto (provided that any notice
provided for hereunder to a Person that is not in the United
States can be by facsimile or e-mail transmission) or, in the case of any Lender becoming party hereto after the Closing
Date, the related Assignment Agreement; or, at such other
address as shall be designated by any party in a written
notice to the other parties hereto. Any such notice or
communication shall be deemed to have been given or made as
of: the date so delivered, if delivered personally or by
overnight courier; when receipt is acknowledged, if e-mailed or faxed; and five (5) calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until
actually received by the addressee).
            Section 9.4.	Benefit of Agreement.
                  (a)	This Agreement shall be binding upon and
inure to the benefit of and be enforceable by the parties
hereto and the respective successors and assigns of the
parties hereto to the extent permitted under this Section 9.4.
Except as provided in Section 6.2.7, the Borrower may not
assign, or permit any Lien to exist upon, any of its rights or obligations hereunder or under any Credit Document or any
interest herein or therein without the prior written consent of the Lender and the Administrative Agent. With the consent of the Administrative Agent and the Borrower (which consents shall not be unreasonably withheld or delayed), the Lender may assign, grant a security interest in or sell a participation interest in (collectively, "Transfer") all or a portion of its rights and obligations under this Agreement, including the
Lender's Commitment, Loans, Note and other Obligations
(collectively, "Rights and Obligations") to any Person,
including without limitation the Borrower or an Affiliate
thereof; provided that at no time shall any voting or consent rights vested hereunder and under the other Transaction
Documents in the Lender in effect prior to such Transfer pass to the Borrower or such Affiliate.  Upon the occurrence of an
Event of Default, the Lender may Transfer all or a portion of its Rights and Obligations to any Person with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), but without any consent from the
Borrower, so long as any such Transfer shall not be to an
entity that offers any product or service substantially
similar to the services and products offered by the Borrower.
If the Lender Transfers a portion of its Rights and
Obligations, any reference hereunder or thereunder shall
thereafter refer to the respective interests of such Lender
and its assignee; provided that if such Lender Transfers all of its Rights and Obligations, any such reference shall refer only to such assignee. Such participant or assignee of the
Lender shall have, to the extent of its interest (unless
otherwise provided therein), the same rights and benefits as it would if it were the Lender in effect prior to such
Transfer; provided that each participant or assignee shall be entitled to the benefits of Section 3.6 only to the extent
such participant or assignee shall have complied with the
requirements of Section 3.6; provided, further, that no
participant or assignee shall be entitled to receive any
greater amount pursuant to Section 3.6 than the Lender in
effect prior to such Transfer would have been entitled to
receive had no such Transfer occurred.  Each assignment
pursuant to this Section 9.4(a) shall be effected by the
assigning Lender and the assignee Lender executing an
Assignment Agreement (the "Assignment Agreement")
substantially in the form of Exhibit C (appropriately
completed).
                  (b)	Whenever the term "Lender" is used herein
or in the Credit Documents, it shall mean WFBNA and/or each of its successors and assignees to the extent permitted in
Section 9.4(a); provided that each such party shall have a pro rata share of the rights and obligations of the Lender
hereunder in such percentage amount (the "Commitment
Percentage") as shall be obtained by dividing such party's
commitment to fund Loans hereunder by the total commitment of all parties to fund Loans hereunder. Unless otherwise
specified herein, any right at any time of the Lender to
enforce any remedy, or instruct the Administrative Agent to
take (or refrain from taking) any action hereunder, shall be exercised by the Administrative Agent only upon direction by the Required Lenders at such time.
                  (c)	Nothing in this Agreement shall prevent or
prohibit any Lender from pledging or granting a security
interest in all or any portion of its rights (including,
without limitation, rights to payment of principal and
interest) under this Agreement to secure obligations of such
Lender to a Federal Reserve Bank, without notice to or consent of the Borrower or the Administrative Agent; provided that no such pledge or grant of a security interest shall release such
Lender from any of its obligations hereunder, or substitute
any such pledgee or grantee for such Lender as a party hereto.
            Section 9.5.	No Waiver; Remedies Cumulative. No failure
or delay on the part of the Administrative Agent or the Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the
Borrower and the Administrative Agent or the Lender shall
operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further
exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies
herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or the
Lender would otherwise have. No notice to or demand on the
Borrower in any case shall entitle the Borrower or any other
Person to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of
the Administrative Agent or the Lender to any other or further action in any circumstances without notice or demand.
            Section 9.6.	Governing Law; Submission to Jurisdiction;
Venue; Waiver of Jury Trial.
                  (a)	THIS AGREEMENT SHALL, IN ACCORDANCE WITH
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF
NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT
PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN
RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT
OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE
TRANSACTIONS CONTEMPLATED HEREUNDER.
                  (b)	Each party hereto hereby irrevocably
submits to the non-exclusive jurisdiction of any New York
State or Federal court sitting in New York City in any action or proceeding arising out of or relating to the Transaction
Documents, and each party hereto hereby irrevocably agrees
that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties
hereto hereby irrevocably waive, to the fullest extent they
may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties
hereto agree that a final judgment in any such action or
proceeding shall be conclusive and may be enforced in other
jurisdictions by suit on the judgment or in any other manner provided by law.
                  (c)	The Borrower agrees that service of process
may be effected by mailing a copy thereof by registered or
certified mail, postage prepaid, to the Borrower at its
address specified on Schedule 2 or at such other address as
the Administrative Agent shall have been notified in
accordance herewith. Nothing in this Section 9.6 shall affect the right of the Lender or the Administrative Agent to serve legal process in any other manner permitted by law.
                  (d)	This Section 9.6 shall survive the
termination of this Agreement and the payment of all
obligations.
            Section 9.7.	Counterparts. This Agreement may be
executed in any number of counterparts and by the different
parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be
lodged with the Borrower and the Administrative Agent.
            Section 9.8.	Effectiveness. This Agreement shall become
effective on the Closing Date provided that the Borrower and the Lender shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent or, in the case of the Lender, shall have given to the Administrative Agent facsimile or e-mail
transmission notice (actually received) at such office that
the same has been signed and mailed to it.
            Section 9.9.	Headings Descriptive. The headings of the
several sections and subsections of this Agreement are
inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this
Agreement.
            Section 9.10.	Amendment or Waiver.
                  (a)	This Agreement and any terms hereof may not
be changed, waived, discharged or terminated unless such
change, waiver, discharge or termination is in writing signed by the Administrative Agent, the Borrower and Lenders having more than 50% of the Commitment Percentage (the "Required
Lenders"). Any such waiver and any such amendment, supplement or modification shall be binding upon the Borrower, the
Lender, the Administrative Agent and all future holders of the
Loans and the Note. In the case of any waiver, the Borrower, the Lender and the Administrative Agent shall be restored to their former position and rights hereunder, and any Default
waived shall be deemed to be cured and not continuing, to the extent so provided herein; but no such waiver shall extend to any subsequent or other Default, or impair any right
consequent thereon.
                  (b)	Notwithstanding the provisions of Section
9.10(a), the written consent of Lenders having 100% of the
Commitment Percentage shall be required for any amendment,
modification or waiver that will (i) extend any time fixed for the payment of any principal of the Loans, or reduce the rate or extend the time of payment of interest (other than as a
result of waiving the applicability of any post-default
increase in interest rates) or fees thereon, or reduce the
principal amount thereof, or change the currency of payment
thereof, (ii) release all or a substantial portion of the
Collateral (in each case except as expressly provided in the
Credit Documents), (iii) amend, modify or waive any provision of this Section 9.10(a), (iv) reduce the percentage specified in the definition of Required Lenders, (v) consent to the
assignment or transfer by the Borrower of any of its rights
and obligations under this Agreement (except as permitted by
Section 6.2.7) or (vi) amend, modify or waive any provision of
Section 9.16; provided, further, that no such change, waiver, discharge or termination shall increase the Commitment without the consent of Lenders having 100% of the Commitment
Percentage (it being understood that waivers or modifications
(otherwise permitted hereunder) of conditions precedent,
covenants, Defaults or Events of Default shall not constitute an increase of the Commitment of the Lender).
            Section 9.11.	Survival. All indemnities set forth herein
including in Sections 3.5, 3.6, 3.8 and 9.1 shall survive the termination of this Agreement and the making and repayment of the Loans.
            Section 9.12.	Confidentiality.
                  (a)	Subject to Section 9.4, each party hereto
shall (and shall cause its employees, directors, agents,
attorneys, accountants and other professional advisors to)
hold all non-public information obtained pursuant to the
requirements of this Agreement, in accordance with its
customary procedure for handling confidential information of this nature and, in the case of the Administrative Agent and the Lender, in accordance with safe and sound banking
practices, and in any event may make disclosure (i) reasonably required, with respect to the Lender, by any bona fide actual or potential transferee or participant in connection with this contemplated transfer of any Loans or participation therein or an Affiliate of the Lender (including attorneys, legal
advisors, accountants and consultants of the Lender or such
Affiliate (so long as such transferee, participant or
Affiliate agrees to be bound by the provisions of this Section
9.12)), (ii) to such party's employees who have a need to know such information, directors, agents, attorneys, accountants
and other professional advisors; provided that the
confidential information shall be used solely for the purpose of administrating this Agreement, including the evaluation of the Borrower and its Affiliates, and such confidential
information shall be used in compliance with the legal and
internal control requirements of such party, (iii) which has been publicly disclosed other than in breach of this
Agreement, (iv) as required or requested by any governmental agency or representative thereof or pursuant to any law, rule, regulation, direction, request or order of any judicial,
administrative or regulatory authority; provided that unless prohibited by Applicable Law or court order, such party shall make reasonable efforts to inform any other party reasonably in advance of any such disclosure, (v) pursuant to legal
process or in any suit, action, proceeding or investigation
(whether in law or in equity or pursuant to arbitration)
involving any of the Credit Documents for the purpose of
defending itself, reducing its liability, or protecting or
exercising any of its claims, rights, remedies, or interests under or in connection with any of the Credit Documents;
provided that unless prohibited by Applicable Law or court
order, such party shall make reasonable efforts to inform any other party reasonably in advance of any such disclosure, (vi)
in connection with the exercise of any remedy hereunder or
(vii) of the existence of this Agreement.  In no event shall the Lender or any Affiliate thereof be obligated or required to return any materials furnished by the Borrower. WFBNA shall continue to abide by the provisions of this Section 9.12 even if it ceases to be a Lender hereunder.
                  (b)	Anything herein to the contrary
notwithstanding, the Borrower hereby consents to the
disclosure of any nonpublic information with respect to it to any rating agency, commercial paper dealer, administrator or provider of a surety, guaranty or credit or liquidity
enhancement to the Lender and to any officers, directors,
employees, outside accountants, advisors, and attorneys of any of the foregoing; provided each such Person has a reasonable need to know such information, uses such information solely
for purposes of providing the aforementioned services or
functions to the Lender and is informed of the confidential
nature of such information.
            Section 9.13.	Registers.
                  (a)	Register.  The Borrower hereby designates
the Administrative Agent to serve as the Borrower's agent,
solely for purposes of this Section 9.13(a), to maintain (or cause to be maintained) a register (the "Register") on which it shall record the Commitment of the Lender, the Loans made by the Lender and each repayment in respect of the principal amount of the Loans of the Lender.  Failure to make any such recordation, or any error in such recordation, shall not
affect the Borrower's obligations in respect of such Loans.
The transfer of any Commitment Percentage and the rights to
the principal of, and interest on, any Loan made pursuant to such Commitment Percentage shall not be effective until such transfer is recorded on the Register maintained by the
Administrative Agent with respect to ownership of such
Commitment Percentage and Loans and prior to such recordation all amounts owing to the transferor with respect to such
Commitment Percentage and Loans shall remain owing to the
transferor. The registration of any assignment or transfer of any Commitment Percentage and Loans shall be recorded by the Administrative Agent on the Register only upon the receipt and acceptance by the Administrative Agent of (i) a properly
executed and delivered Assignment Agreement pursuant to
Section 9.4(a) and (ii) the assigning or transferor Lender's
Note (if any) whereupon one or more new Notes (upon request)
in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender and the old Note shall be returned to the Borrower marked "canceled".
Subject to the third sentence of this Section 9.13(a), the
entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Administrative Agent and the Lender may treat each Person whose name is recorded in the
Register pursuant to the terms hereof as a Lender hereunder
for all purposes of this Agreement. The Register shall be
available for inspection by the Borrower and any Lender, at
any reasonable time and from time to time upon reasonable
prior notice.
                  (b)	Participant Register.  In the event the
Lender sells participations in a Loan, the Borrower hereby
designates the Lender to serve as the Borrower's agent, solely for purposes of this Section 9.13(b), to maintain (or cause to be maintained) a participant register (the "Participant
Register") on which it shall record the name and address of
all participants in such Loan (and the principal amount (and stated interest thereon) of the portion of such Loan that is subject to such participations).  Failure to make any such
recordation, or any error in such recordation, shall not
affect the Borrower's obligations in respect of such
participated Loans.  The participation of any Loan in whole or in part shall not be effective until such participation is
recorded on the Participant Register. The registration of any participation of any Loan shall be recorded by the Lender on the Participant Register only upon the receipt and acceptance by the Lender of a properly executed and delivered
participation agreement. The entries in the Participant
Register shall be conclusive in the absence of manifest error and the Borrower, the Administrative Agent and the Lender may
treat each Person whose name is recorded in the Participant
Register as the owner of such participation interest for all purposes of this Agreement. The Participant Register shall be available for inspection by the Borrower, at any reasonable
time and from time to time upon reasonable prior notice.
            Section 9.14.	Marshalling; Recapture. Neither the
Administrative Agent nor the Lender shall be under any
obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the
Obligations. To the extent the Lender receives any payment by or on behalf of the Borrower, which payment or any part
thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the
Borrower or its estate, trustee, receiver, custodian or any
other party under any bankruptcy law, state or Federal law,
common law or equitable cause, then to the extent of such
payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included
within the liabilities of the Borrower to the Lender as of the date such initial payment, reduction or satisfaction occurred.
            Section 9.15.	Non-Recourse Obligations.
                  (a)	The Administrative Agent and the Lender
acknowledge and understand that in respect of the Obligations of the Borrower (including indemnification Obligations), such
Persons shall have recourse only to the assets of the Borrower and that they shall have no recourse to the assets of any
incorporator, director, officer, employee, agent, stockholder, manager or member of any Preferred Stockholder, any Common
Stockholder, or any past, present or future manager or member of the Borrower, any past, present or future stockholder,
manager, member or partner of any such member or any of their respective past, present or future incorporators, directors, officers, employees, agents, stockholders, managers, members or partners (including, without limitation, the Investment
Manager or any of their respective Affiliates (other than the
Borrower)), and in no event shall any such Person be held
liable, personally or otherwise, with respect to the
indebtedness evidenced by the Note, the Loans or for any other obligations under this Agreement, whether by virtue of any
statute or rule of law, or by the enforcement of any
assessment or penalty or otherwise, all such liability being expressly waived and released by the Administrative Agent and the Lender.
                  (b)	No recourse under or with respect to any
obligation, covenant or agreement (including, without
limitation, the payment of any fee or any other obligations)
of the Administrative Agent or the Lender as contained in this
Agreement or any other agreement, instrument or document
entered into by Administrative Agent or the Lender pursuant
hereto or in connection herewith shall be had against any
administrator of the Administrative Agent or the Lender or any incorporator, affiliate, stockholder, officer, employee or director of the Administrative Agent or the Lender or of any such administrator, as such, by the enforcement of any
assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and
understood that the agreements of each party hereto contained in this Agreement and all of the other agreements, instruments and documents entered into by the Administrative Agent or the
Lender pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such party (and
nothing in this Section 9.15 shall be construed to diminish in any way such corporate obligations of such party), and that no personal liability whatsoever shall attach to or be incurred by any administrator of the Administrative Agent or the Lender or any incorporator, stockholder, affiliate, officer, employee or director of the Administrative Agent or the Lender or of
any such administrator, as such, or any other of them, under or by reason of any of the obligations, covenants or
agreements of the Administrative Agent or the Lender contained in this Agreement or in any other such instruments, documents or agreements, or are implied therefrom, and that any and all personal liability of every such administrator of the
Administrative Agent or the Lender and each incorporator,
stockholder, affiliate, officer, employee or director of the Administrative Agent or the Lender or of any such administrator, or any of them, for breaches by the
Administrative Agent or the Lender of any such obligations,
covenants or agreements, which liability may arise either at common law or in equity, by statute or constitution, or
otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.
                  (c)	Notwithstanding anything in this Agreement
to the contrary, no claim may be made by any party hereto
against the Borrower, the Administrative Agent, the Lender or
any Secured Party or their respective Affiliates, directors, officers, employees, attorneys or agents for any special,
indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in
connection therewith; and such party hereto each hereby
waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.
                  (d)	No obligation or liability to any Obligor
under any of the Fund Investments is intended to be assumed by the Administrative Agent, the Lender or any Secured Party
under or as a result of this Agreement and the transactions
contemplated hereby.
                  (e)	The provisions of this Section 9.15 shall
survive the termination of this Agreement.
            Section 9.16.	No Petition.  Each of the parties hereto
(other than the Borrower) covenants and agrees that, prior to the date that is one year and one day (or such longer
preference period as shall then be in effect plus one day)
after the payment in full of all Senior Indebtedness and
Preferred Stock, no such party shall institute against the
Borrower any bankruptcy, reorganization, arrangement,
insolvency or liquidation proceedings or other similar
proceedings. This provision shall survive the termination of this Agreement.
            Section 9.17.	Integration; Severability. This Agreement
and the other Credit Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lender with respect to the subject matter hereof and thereof, and there
are no promises, undertakings, representations or warranties by the Administrative Agent or the Lender relative to the
subject matter hereof or thereof not expressly set forth or
referred to herein or in the other Credit Documents.  In the event that any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any
jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
            Section 9.18.	Acknowledgment. The Borrower hereby
acknowledges that none of the parties hereto has any fiduciary relationship with or fiduciary duty to the Borrower pursuant to the terms of this Agreement, and the relationship between the Lender and the Administrative Agent, on the one hand, and the Borrower, on the other hand, in connection herewith is
solely that of debtor and creditor.
            Section 9.19.	Non-Confidentiality of Tax Treatment.  All
parties hereto agree that each of them and each of their employees, representatives, and other agents may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including, without limitation, opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure. "Tax treatment" and "tax structure" shall have the same meaning as such terms have for purposes of Treasury Regulation Section
1.6011-4; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, the provisions of this Section 9.19 shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated hereby.
[Signatures begin on the next page.]


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.
APOLLO SENIOR FLOATING RATE FUND
INC., as Borrower


By:
Name:
Title:


WELLS FARGO SECURITIES, LLC, as
Administrative Agent


By:
Name:
Title:


WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Lender


By:
Name:
Title: